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As filed with the Securities and Exchange Commission on April 18, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOAMEX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3086 (Primary Standard Industrial Classification Code Number)	05-0473908 (I.R.S. Employer Identification Number)
1000 Columbia Avenue Linwood, Pennsylvania 19061 (610) 859-3000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Andrew R. Prusky, Esq.
Senior Vice President, Legal
1000 Columbia Avenue
Linwood, Pennsylvania 19061
(610) 859-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Judith R. Thoyer, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
(212) 373-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable on or after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common stock, par value $0.01 per share	$115,000,000(2)	$4,520

Rights to purchase Common Stock	N/A	$0(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2)
Represents the aggregate gross proceeds from the exercise of the maximum number of rights that may be issued pursuant to this registration statement.

(3)
The rights are being issued for no consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is payable.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 18, 2008

PRELIMINARY PROSPECTUS

FOAMEX INTERNATIONAL INC.
Rights Offering for Shares of Common Stock

             We are distributing to holders of our common stock, at no charge, one right for each share of our common stock held of record on                    , 2008. Each right entitles you to purchase                shares of our common stock at $0.65 per share. We refer to the rights distributed to holders of our common stock in this prospectus as "rights." The rights are not transferable and may only be exercised by the holders of our common stock as of the record date. The exercise of rights is irrevocable. Our common stock is traded over the counter under the trading symbol "FMXL.PK." On the last trading day prior to the record date, the last reported sale price for our common stock was $                    per share. As of the record date, there were approximately                 million shares of our common stock outstanding.

             We have entered into an equity commitment agreement, dated April 1, 2008, and certain related agreements with certain of our stockholders, whom we refer to as the Significant Equityholders, pursuant to which such stockholders have agreed, subject to a limited number of conditions, to acquire an aggregate of $100.0 million of our common stock, at $0.65 per share, in cash in this rights offering and/or by assignment to us of loans outstanding under the second lien term loan offering as described below.

             The Significant Equityholders may satisfy their obligations under the equity commitment agreement by participating in this rights offering and/or the second lien term loan offering described below. To the extent the obligations of the Significant Equityholders under the equity commitment agreement are not satisfied in this rights offering and/or the second lien term loan offering, we have the right, subject to a limited number of conditions, to put any remaining shares under such obligations to the Significant Equityholders. For the right to put any remaining shares under the equity commitment agreement, we have agreed to pay the Significant Equityholders an aggregate put option premium, payable in shares of our common stock at $0.65 per share, of $8.625 million, or approximately 13.3 million shares of our common stock. This premium amount shall be reduced to the extent a premium has been paid under certain equity cure letters, dated February 13, 2008, from D. E. Shaw Laminar Portfolios, L.L.C., or D. E. Shaw, and Sigma Capital Associates, LLC, or Sigma, who are also Significant Equityholders.

             Concurrent with this rights offering, we are conducting an offering (which we refer to as the second lien term loan offering) of our common stock to the lenders under our second lien term loan facility. We refer to the transactions contemplated by the equity commitment agreement, this rights offering and the second lien term loan offering collectively as the Transactions and we refer to this rights offering and the second lien term loan offering together as the offerings. See "Second Lien Term Loan Offering." The second lien term loan offering is being made pursuant to a separate prospectus.

             The Transactions are being made to deleverage our Company to decrease our interest expense and increase our financial stability. Pursuant to the terms of our first lien term loan facility, we must use the net cash proceeds from this rights offering and an amount equal to our gross cash proceeds from the equity cure letters (defined below) to repay a portion of our indebtedness under our first lien term loan facility. Under our first lien term loan facility, it is a condition to our ability to conduct the second lien term loan offering that such repayment amount be a minimum of $15.0 million. Any loans assigned to us in connection with the second lien term loan offering will reduce our indebtedness dollar-for-dollar under our second lien term loan facility. See "Use of Proceeds."

             Stockholders (other than the Significant Equityholders) who exercise rights in this rights offering and whose rights certificates are received by the rights agent on or prior to                     will receive an early participation premium, in the form of additional shares of our common stock equal to 2% of the number of shares of our common stock acquired pursuant to the exercise of rights on or prior to such date (we refer to the period between the commencement of this rights offering through and including                    as the early participation period). See "The Rights Offering—Early Participation Premium." We will provide for an identical early participation premium as part of the second lien term loan offering. See "Second Lien Term Loan Offering."

             The Significant Equityholders beneficially owned in the aggregate approximately                 million shares of our common stock, or approximately                %, of our outstanding common stock as of the record date for this rights offering. The Significant Equityholders are also eligible to participate in the second lien term loan offering and owned interests in $                 million principal amount of loans under our second lien term loan facility as of                    , 2008.

             We will issue approximately                 million shares of our common stock if all rights (other than those held by the Significant Equityholders) are exercised in this rights offering during the early participation period. Pursuant to the equity commitment agreement, we will issue an aggregate of approximately 166.0 million shares of our common stock to the Significant Equityholders (including approximately 12.2 million shares of our common stock to be issued to the Significant Equityholders as a put option premium under the equity commitment agreement). In addition, we will issue approximately                 million shares of our common stock if all of the lenders under our second lien term loan facility (other than the Significant Equityholders) participate in the second lien term loan offering during the early participation period for the second lien term loan offering.

             This rights offering and the second lien term loan offering are subject to certain restrictions intended to increase the likelihood that we may be able to preserve our ability to apply certain net operating loss carryforwards, or NOLs, and certain beneficial ownership limitations with regard to certain of the Significant Equityholders, Sigma, and CGDO, LLC (as agent on behalf of Chilton Global Distressed Opportunities Master Fund, L.P.) and Q Funding III, L.P., which are affiliates of Chilton Capital Management, LLC and which we refer to collectively as Chilton. See "The Rights Offering—NOL Limitations" and "—Beneficial Ownership Limitations." Unless indicated otherwise, all disclosures in this prospectus of shares issuable pursuant to the equity commitment agreement, this rights offering or the second lien term loan offering do not reflect the application of any NOL or beneficial ownership limitations.

             On February 13, 2008, each of D. E. Shaw, Goldman, Sachs & Co., or Goldman, and Sigma, whom we refer to collectively as the Curing Significant Equityholders, delivered equity cure letters to us, pursuant to which, if requested to do so by us and subject to certain conditions, they committed to purchase in cash, either (at their election) (i) shares of our Series D preferred stock (a new series of our convertible preferred stock that would be issued), (ii) shares of our Series E preferred stock (a new series of our preferred stock that would be issued) or (iii) any combination of Series D preferred stock or Series E preferred stock, for an aggregate amount of up to $20.0 million. As consideration for the option granted to us to require each Curing Significant Equityholder to purchase our securities pursuant to the equity cure letters, we agreed to pay each a premium in an amount equal to 5% of such entity's maximum obligation under the equity cure letters. Any amount paid to D. E. Shaw or Sigma as a premium under their equity cure letters will be credited against our put option premium obligations to D. E. Shaw or Sigma, as applicable, under the equity commitment agreement. Unless indicated otherwise, all disclosures in this prospectus assume that we have exercised our rights in full under the equity cure letters, have issued 20,000 shares of our Series D preferred stock as a result of such exercise and that all such shares of our Series D preferred stock were immediately converted and reflect the issuance of approximately 32.3 million shares of our common stock at an assumed price of $0.65 per share of our common stock (including approximately 1.5 million shares of our common stock issued as a premium under the equity cure letters). See "Certain Relationships and Related Transactions—Equity Cure Letters."

             The rights expire at 5:00 p.m., New York City time, on                    , 2008, unless we extend the exercise period. If you do not exercise your rights prior to their expiration, you will lose the value of your rights. Whether to exercise your rights is an important investment decision that you should consider carefully. The manner in which your rights may be exercised is described in this prospectus under the heading "The Rights Offering—Method of Purchase—Exercise of Rights." If you decide to exercise your rights, you should carefully comply with these procedures. Additional information about this rights offering may be found in this prospectus on page 2 in the section entitled "Questions and Answers About the Rights Offering."

Rights Offering Proceeds

	Total		Per Share(1)
	(in millions)
Gross proceeds from this rights offering		$(2)	$
Estimated cash expenses of this rights offering

Net proceeds from this rights offering.	$		$

(1)
Assumes the issuance of an aggregate of approximately                 million shares upon the exercise of all rights issued in connection with this rights offering.

(2)
The Significant Equityholders, who own an aggregate of approximately                % of our common stock as of the record date, are only required, pursuant to the equity commitment agreement, to acquire $100.0 million of our common stock in the offerings. As the Significant Equityholders are expected to satisfy at least a significant portion of their obligations under the equity commitment agreement pursuant to the second lien term loan offering, we do not anticipate obtaining such amount in this rights offering.

Proceeds from the Transactions

	Total	Per Share(1)
(in millions)
Gross proceeds (in cash in this rights offering and in principal amount of loans under our second lien term loan facility) from the Transactions and the equity cure letters(1)	$	$

Estimated cash expenses of the Transactions
Net proceeds from the Transactions and the equity cure letters.	$	$

(1)
Assumes the issuance of an aggregate of approximately                 million shares of our common stock as a result of (i) the satisfaction in full by the Significant Equityholders of their obligations under the equity commitment agreement and the issuance of approximately 166.0 million shares of our common stock thereunder, (ii) the issuance of approximately                 million shares of our common stock assuming full exercise by all holders of rights (other than the Significant Equityholders) in this rights offering during the early participation period, (iii) the issuance of approximately                 million shares of our common stock assuming full participation by the lenders under our second lien term loan facility (other than the Significant Equityholders) in the second lien term loan offering during the early participation period for the second lien term loan offering and (iv) the issuance of approximately 32.3 million shares of our common stock upon conversion of shares of our Series D preferred stock issued pursuant to the equity cure letters.

             We urge you to carefully read the "Risk Factors" section beginning on page 16, where we describe risks associated with the Transactions and our common stock, before you make your investment decision. You are also urged to carefully read the risk factors contained in reports incorporated by reference in this prospectus.

             Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2008.

        We are distributing the rights and offering the underlying shares of our common stock directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in this rights offering and no commissions, fees or discounts will be paid in connection with this rights offering. Mellon Bank N.A. is acting as rights agent and Mellon Investor Services LLC is acting as information agent for this rights offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

        The Significant Equityholders are not soliciting participation by the holders of rights in this rights offering or engaging in any other marketing or sales activity in connection therewith.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus, including any free writing prospectus that we use in connection with this rights offering. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

i

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

        The Securities and Exchange Commission, or the SEC, allows us to "incorporate by reference" the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus except for any information that is superseded by other information that is included in this prospectus.

        This filing incorporates by reference the following documents, which we have previously filed with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, as originally filed on April 4, 2008 and as amended on April 7, 2008 and April 17, 2008;

  •
  Our Current Reports on Form 8-K filed on February 4, 2008, February 13, 2008, March 12, 2008, April 1, 2008, April 9, 2008 and April 15, 2008.

        You should rely only on the information contained in this prospectus or that information to which this prospectus has referred you by reference. We have not authorized anyone to provide you with any additional information.

        We will provide to you a copy of the filings that have been incorporated by reference in this prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

      Foamex International Inc.
      1000 Columbia Avenue
      Linwood, Pennsylvania 19061
      Attn: Senior Vice President, Legal
      Telephone: (610) 859-3000

        These documents may also be accessed through our website at www.foamex.com or as described under "Available Information." The information and other content contained on or linked from our website are not part of this prospectus.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

        The following are examples of questions that we anticipate will be common about this rights offering and answers based on selected information from this prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that is important to you. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of this rights offering and provide additional information about us and our business, including potential risks facing our business. We encourage you to read this prospectus and the documents incorporated by reference herein carefully and in their entirety.

Q:    What is this rights offering?

A:
This rights offering is a distribution to holders of our common stock of nontransferable rights at the rate of one right for each share of our common stock owned as of the record date.

Q:    What is a right?

A:
Each right issued in respect of our common stock is a right to purchase                shares of our common stock at an exercise price of $0.65 per share. Fractional shares resulting from the exercise of rights will be eliminated by rounding down to the nearest whole share.

Q:    What is the purpose of this rights offering?

A:
The Transactions are being made to deleverage our company in order to decrease our interest expense and increase our financial stability. Pursuant to the terms of our first lien term loan facility, we must use the net cash proceeds from this rights offering to repay a portion of our indebtedness under our first lien term loan facility.

Q:    What is the record date for this rights offering?

A:
The record date for this rights offering, which is the date used to determine the stockholders entitled to receive rights, is                    , 2008. Only holders of record on the record date may exercise the rights.

Q:    How many rights am I receiving?

A:
You are receiving one right for each share of our common stock that you hold on the record date. We will issue a total of approximately                     million rights in this rights offering, which represents rights to purchase an aggregate of approximately                     million shares of our common stock (excluding approximately                     million shares of our common stock issuable pursuant to the 2% early participation premium).

Q:    How much does a right cost?

A:
We are distributing rights at no charge.

Q:    Are there any significant conditions to the consummation of this rights offering?

A:
No. We will consummate this rights offering even if fewer than all of the shares we are offering are actually purchased. We have reserved the right, however, to terminate this rights offering in our sole discretion, subject to our agreement under the equity commitment agreement to use our reasonable best efforts to carry out this rights offering. See "The Rights Offering—Extensions and Termination." See also, "—Are there limitations to this rights offering under state securities laws?"

Q:    When do the rights expire?

A:
The rights will expire, if not previously exercised, at 5:00 p.m., New York City time, on                    , 2008, unless we extend the exercise period. We currently do not intend to extend the exercise period. See "The Rights Offering—Expiration of the Rights."

Q:    Am I required to exercise my rights?

A:
No. Rights holders who do not exercise their rights prior to the expiration of this rights offering will lose any value represented by their rights.

Q:    What happens if I do not exercise my rights? If I do not exercise my rights, will I remain a stockholder of the company?

A:
If you do not exercise your rights, your existing shares of our common stock will be unaffected and you will remain a stockholder of the company. All of our existing stockholders other than the Significant Equityholders will be significantly diluted as a result of the Transactions. The extent of your dilution will depend on whether or not you exercise your rights.

Q:    How do I receive an early participation premium?

A:
In order to receive an early participation premium, you must exercise rights and the rights agent must receive your fully completed and executed original rights certificate on or prior to                    . You will only receive an early participation premium with respect to those shares acquired pursuant to the exercise of rights on or prior to such date. See below for information on how you exercise your rights.

Q:    May I transfer my rights if I do not want to purchase any shares?

A:
No. Your rights are only exercisable by you. You may not sell, give away or otherwise transfer your rights. See "The Rights Offering—Non-Transferability of the Rights."

Q:    Do I have the right to purchase additional shares in the event not all stockholders fully exercise their rights?

A:
No. We are not offering over-subscription rights.

Q:    How do I exercise my rights?

A:
If you hold your shares of our common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf in exercising your rights through The Depository Trust Company, or DTC, whereby your election to participate in this rights offering and the full payment of the exercise price for each share you wish to purchase will be electronically submitted to us. Payment for your new shares may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with the funds in a form acceptable to it. Your new shares will appear in your account automatically at the time of delivery. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, the form entitled "Beneficial Owner Election Form." You should receive this form from your broker, bank or other nominee with the other rights offering materials. See "The Rights Offering—Method of Purchase—Exercise of Rights."

  If you do not hold your shares of our common stock through a brokerage account (i.e., you are a registered holder), you must exercise your rights by properly completing and signing your rights certificate and delivering it to Mellon Investor Services LLC on behalf of Mellon Bank N.A., which is acting as the rights agent for this rights offering. The rights agent will not accept a facsimile transmission of your completed rights certificate. We recommend that you send your rights certificate by overnight courier or, if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. Delivery of your rights certificate must be accompanied by full payment of the exercise price for each share you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the full number of shares of our common stock you are purchasing pursuant to the exercise of rights by (1) certified check drawn upon a U.S. bank payable to the rights agent, (2) cashier's check drawn upon a U.S. bank or express money order payable to the rights agent or (3) wire transfer of funds to the account maintained by the rights agent for the purpose of this rights offering. See "The Rights Offering—Method of Purchase—Exercise of Rights" and "—Method of Payment of Exercise Price."

  You should deliver your rights certificate and payment of the exercise price (unless you decide to wire your payment) to the rights agent by mail, by overnight courier or by hand to:

By Mail:	By Overnight Courier or By Hand:
Mellon Investor Services LLC Attn: Corporate Actions Dept. P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Corporate Actions Dept. – 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

  If you decide to wire your payment to the rights agent, please see "The Rights Offering—Method of Payment of Exercise Price" for wire instructions.

Q:    Will I be charged a commission or a fee if I exercise my rights?

A:
We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, it is possible that you will be charged a processing fee by your broker, bank or nominee. Check with your broker, bank or nominee.

Q:    When will I receive my rights certificate?

A:
Promptly after the date of this prospectus, the rights agent will send a rights certificate to each holder of our common stock that is registered as of the close of business on the record date on our stockholder registry maintained at Mellon Investor Services LLC, the transfer agent for our common stock. If you own your shares of our common stock through a broker, bank or other nominee, you will not receive a rights certificate. Instead, as described above, your broker, bank or nominee will exercise your rights for you at your direction through the automated acceptance system administered by DTC.

Q:    If I only own options to purchase shares of common stock or unvested shares of common stock issued to me as a performance or deferred award on the record date, will I receive rights?

A:
No. Only stockholders of record on the record date are eligible to participate in this rights offering and will receive the rights. Unvested performance or deferred awards are not held of record until they vest and are not entitled to receive rights.

Q:    When will I receive the shares I am purchasing by exercising my rights?

A:
If you properly exercise your rights, you will be deemed to own the shares from the time of the closing of this rights offering. We will issue shares as soon as practicable after the closing of this rights offering. We have the discretion to delay or to refuse altogether the distribution of any shares you may elect to purchase through the exercise of rights if necessary to comply with applicable securities laws. No interest will be paid to you on the funds you deposit with the rights agent. See "Are there any significant conditions to the consummation of this rights offering?"

Q:    When can I sell the shares that I am purchasing by exercising my rights?

A:
Unless you are our affiliate or a Significant Equityholder, you generally may sell the shares that you are purchasing immediately after you are deemed to own such shares.

Q:    How was the exercise price of $0.65 per share determined?

A:
The exercise price was determined by our Board of Directors after consideration of a number of factors, including:

•
a price per share that would encourage participation in this rights offering by stockholders other than the Significant Equityholders;

•
negotiations with the Significant Equityholders concerning their participation through the equity commitment agreement; and

•
alternatives available to us for raising equity capital.

  The exercise price does not necessarily bear any relationship to the market price of our common stock or the book value of our assets, past operations, cash flows, losses, financial condition or other established criteria for value. As a result, the exercise price should not be considered an indication of the actual value of the Company or of our common stock.

Q:    How will you use the proceeds from this rights offering?

A:
If all holders of rights (other than the Significant Equityholders) fully exercise their rights in this rights offering, our cash proceeds from this rights offering would be approximately $                 million. Pursuant to the terms of our first lien term loan facility, we must use the net cash proceeds from this rights offering and an amount equal to our gross cash proceeds from the equity cure letters (defined below) to repay a portion of our indebtedness under our first lien term loan facility. Under our first lien term loan facility, it is a condition to our ability to conduct the second lien term loan offering that such repayment amount be a minimum of $15.0 million. See "Use of Proceeds."

Q:    Are there risks in exercising my rights?

A:
Yes. The exercise of your rights involves risks. Exercising your rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. You should carefully read the section entitled "Risk Factors" beginning on page 16 of this prospectus and all other information included or incorporated by reference in this prospectus before you decide whether to exercise your rights. You should also read the risk factors contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, which is incorporated by reference in this prospectus.

Q:    Who are the Significant Equityholders?

A:
D. E. Shaw, Sigma and Chilton are the Significant Equityholders. The Significant Equityholders beneficially owned in the aggregate approximately                 million shares of our common stock, or approximately                %, of our outstanding common stock as of the record date for this rights offering.

  We identified the Significant Equityholders based on their current knowledge of us, their access to sufficient liquid capital to fund the purchase price and their ability and willingness to provide the equity commitments.

Q:    How do the Significant Equityholders' equity commitments work?

A:
The Significant Equityholders have agreed, severally and not jointly, to purchase an aggregate of $100.0 million of our common stock at $0.65 per share pursuant to the equity commitment agreement. The Significant Equityholders may satisfy their obligations under the equity commitment agreement by exercising rights in this rights offering or by participating in the second lien term loan offering. To the extent the Significant Equityholders do not satisfy their obligations by participating in this rights offering and/or the second lien term loan offering, we have the right under the equity commitment agreement and related agreements to put the difference to them directly. The Significant Equityholders are entitled to satisfy their obligations pursuant to this put option through the assignment to us of loans under our second lien term loan facility at par.

  The Significant Equityholders will receive a put option premium, which is an aggregate of $8.625 million, payable in shares of our common stock, in consideration for providing us the right to put any remaining shares not exercised by the Significant Equityholders under their equity commitments in the offerings. The premium payable to each of D. E. Shaw and Sigma will be reduced in an amount equal to any premium received by each of them under their equity cure letters with us.

  See "Equity Commitment Agreement" for a complete description of the equity commitment agreement and related agreements.

  The Significant Equityholders are not soliciting participation by the holders of rights in this rights offering or engaging in any other marketing or sales activity in connection therewith.

Q:    Are there conditions to the Significant Equityholders' obligations under the equity commitment agreement?

A:
The obligations of the Significant Equityholders under the equity commitment agreement are subject to a limited number of conditions. If these conditions are not satisfied, the Significant Equityholders may refuse to satisfy the entirety of their obligations under the equity commitment agreement. See "Certain Relationships and Related Transactions—Equity Commitment Agreement." In addition, if the Significant Equityholders do not satisfy their obligations under the equity commitment agreement, we may not be permitted under the terms of our first lien term loan facility to consummate this rights offering or the second lien term loan offering.

Q:    Are the commitments of the Significant Equityholders secured?

A:
No, the obligations of the Significant Equityholders under the equity commitment agreement are not secured. In the event that a Significant Equityholder does not fulfill its obligations under the equity commitment agreement, our recourse would be to commence legal proceedings against such party for breach of contract.

Q:    When do the commitments of the Significant Equityholders under the equity commitment agreement expire?

A:
The obligations of the Significant Equityholders under the equity commitment agreement expire on the earlier of (i) seven business days after the expiration of the offerings and (ii) March 31, 2009. See "Certain Relationships and Related Transactions—Equity Commitment Agreement."

Q:    What is the second lien term loan offering?

A:
The second lien term loan offering is an offering of our common stock to the lenders under our second lien term loan facility, which we are conducting concurrently with this rights offering. Pursuant to the second lien term loan offering, the lenders under our second lien term loan facility may purchase shares of our common stock at $0.65 per share through an assignment to us of outstanding loans under such facility on a dollar-for-dollar basis at par. We are conducting the second lien term loan offering to lower our indebtedness under our second lien term loan facility.

  As a result of the second lien term loan offering, your relative ownership in us will be diluted even if you fully exercise your rights in this rights offering. See "The Second Lien Term Loan Offering."

Q:    If I am a stockholder as of the record date and a lender under the second lien term loan facility, can I participate in this rights offering and the second lien term loan offering?

A:
Yes. Holders of rights who are also lenders under our second lien term loan facility are permitted to participate in both offerings.

Q:    If I exercise my rights in this rights offering, may I withdraw the exercise?

A:
No. Once you have exercised your rights, you may not withdraw your exercise in whole or in part for any reason, including a decline in our common stock price or learning information about us that you consider to be unfavorable, even if we have not yet issued the shares to you.

Q:    May you terminate this rights offering?

A:
Yes. We currently have no intention of terminating this rights offering, but we have reserved the right to terminate this rights offering in our sole discretion, subject to our agreement under the equity commitment agreement to use our reasonable best efforts to carry out this rights offering. See "The Rights Offering—Extensions and Termination."

Q:    If this rights offering is terminated, will my payment be refunded to me?

A:
Yes. If this rights offering is terminated, the rights agent will return as soon as practicable all exercise payments, without interest. See "The Rights Offering—Extensions and Termination." If you own shares through a brokerage account, bank or nominee, it may take longer for you to receive payment because the rights agent will send payments through the record holder of your shares.

Q:    Have you or your Board of Directors made a recommendation as to whether I should exercise my rights?

A:
No. Neither we nor our Board of Directors makes any recommendation as to whether you should exercise your rights. You should make an independent investment decision on whether to exercise your rights.

Q:    When will you determine whether any NOL limitations will be applied to the Transactions?

A:
Upon the expiration of, but prior to the closing of, this rights offering and the second lien term loan offering, we will determine if and to what extent the NOL limitations apply. Unless indicated otherwise, all disclosures in this prospectus of shares issuable pursuant to the equity commitment agreement, this rights offering or the second lien term loan offering do not reflect the application of any NOL limitations. See "The Rights Offering—NOL Limitations."

Q:    Are there limitations to this rights offering under state securities laws?

A:
Yes. We have applied for qualification of this rights offering with certain state securities commissions. Prior to the commencement of this rights offering, we will advise residents of any such state if the securities commission in that state has disapproved this rights offering or has imposed any conditions or limitations on this rights offering in such state. Such disapproval would result in holders of rights in that state not being able to exercise their rights in this rights offering, and such conditions or limitations could affect the terms of this rights offering with respect to holders of rights in that state. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

  Although we have filed an application with the Department of Corporations of the State of California in order to permit us to accept the exercise of rights from residents of the State of California, the Department of Corporations has not approved our application. Unless our application is approved in the State of California prior to the expiration of this rights offering, we will not be permitted to accept the exercise of rights from residents of the State of California and residents of the State of California will not be permitted to purchase shares in this rights offering.

  The aggregate amount of our common stock we are offering to Arizona residents pursuant to this rights offering is limited to $500,000, and we will not issue more than this amount of our common stock to rights holders residing in Arizona upon exercise of their rights. Therefore, if the rights agent receives exercise documentation that otherwise would require us to issue to Arizona residents more than $500,000 (or approximately 0.8 million shares) of our common stock, we will issue to all such exercising stockholders their pro rata portion of such amount of our common stock and return the excess payment amount, if any, to such stockholders, without interest, as soon as practicable after the expiration date of this rights offering.

Q:    What are the material U.S. federal income tax consequences of this rights offering to me?

A:
If you hold shares of our common stock as capital assets and are not subject to special treatment under U.S. federal income tax law (e.g., as a bank or dealer in securities), you should not recognize gain or loss on the receipt, exercise or expiration of your rights. You should refer to "United States Federal Income Tax Considerations" for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or expiration of the rights in light of your particular circumstances.

Q:    What should I do if I have other questions?

A:
If you have any questions about the procedure for exercising your rights, including the procedure if you have lost your rights certificate, please contact Mellon Investor Services LLC, which is acting as our information agent, at:

Mellon Investor Services LLC
Attn: Corporate Actions Department – 27th Floor
480 Washington Boulevard
Jersey City, New Jersey 07310

        From within the United States, Canada or Puerto Rico, please call: 1-800-851-9676 (Toll Free)
From elsewhere, please call: 1-201-680-6664 (Collect)

        For a more complete description of this rights offering, see "The Rights Offering."

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before exercising the rights to purchase our common stock. You should read the entire prospectus and the documents incorporated herein by reference carefully, including the section describing the risks of investing in our common stock under the caption "Risk Factors" and our financial statements and related notes incorporated herein by reference, before making an investment decision. Except as the context otherwise requires, the term "we," "our," "us," "Foamex" and the "Company" refer to Foamex International Inc. and its consolidated subsidiaries. Some of the statements in the summary constitute forward-looking statements. For more information, please see "Cautionary Note Regarding Forward-Looking Statements."

Our Company

        We believe we are one of the largest manufacturers and distributors of flexible polyurethane and advanced polymer foam products in North America. We have numerous manufacturing facilities dedicated to specific product lines, as well as facilities with the capability to support multiple product lines. Each of our business segments has a customer base that is significantly different from the other segments. Our senior executives direct sales efforts for each of our business segments. We had net sales of approximately $1.17 billion for the fiscal year ended December 30, 2007, compared to approximately $1.29 billion for the comparable prior year period.

        Our four business segments are described below. We also have an "Other" segment, which consists primarily of corporate expenses not allocated to the other business segments and impairment charges, restructuring charges and gains on sales of assets.

Foam Products

        Our foam products are used in various markets, such as bedding, furniture, recreational and consumer. These foams are distributed directly from manufacturing facilities or indirectly through independent fabricator distributors. The bedding industry uses these foams in quilting rolls, toppers, cores and border rolls for mattresses. In the furniture industry, the foams are generally used for upholstered seating products. The recreational market uses our foams primarily for cushioning, while the consumer market utilizes these foams in a broad range of products, such as mattress overlay pads, leisure furniture, futons and pillows. Foam products are generally sold in large volumes on a regional basis because of high shipping costs.

        The development and introduction of value-added products continues to be a priority including Sensus®, Quiltflex®, Pillowflex®, viscoelastic "memory" foams and other high performance foam products for the bedding industry, which maintain their properties better than other foams and materials.

Carpet Cushion Products

        We manufacture and distribute carpet cushion products, which include prime and rebond carpet padding. Prime carpet padding is made from virgin polyurethane foam, which is formed into buns and slit into rolls. Rebond carpet padding is primarily made from recycled foam, which is shredded into small pieces, processed and then bonded using a polyurethane chemical adhesive. The manufacture of rebond carpet padding enables us to recycle the trimmings and scrap material generated in our fabrication operations and processes and that of our customers and others in the automotive and foam industries in North America.

Automotive Products

        We believe we are one of the largest suppliers of polyurethane foam products to the North American automotive industry. Our product lines include: foam rolls and flame-laminated composites, to improve comfort and provide pleasing appearance in seat covers; engineered foams and flame laminated composites for headliner and other interior soft-trim applications; and barrier foam products, which allow our customers to more efficiently process components with low-pressure injection-molding or foam-in-place manufacturing methods.

        We have the ability to conduct most original equipment manufacturer, or "OEM," fabric composite testing in our A2LA accredited laboratory, located in Auburn, Indiana. This testing is required to meet federal motor vehicle safety standards.

        We supply our product lines through a range of tiers in the automotive industry supply chain, varying greatly depending on the specific application and the OEM. Most frequently, we supply to Tier 1 system integrators, which in turn provide components and systems to the OEMs. In conjunction with these efforts, we maintain direct contact with OEMs for material specification development, appearance approvals, and new product development initiatives.

Technical Products

        We believe we are one of the industry's prime innovators and suppliers of specialty foam material, which we refer to as "Technical Products," for a diverse array of markets and industries. Technical Products can be tailored to meet a wide variety of energy and fluid management challenges and are found in automotive, industrial, electronics, consumer, medical and other markets. Technical Products are commonly used in applications such as gasketing and sealing systems for automobiles, inkjet printer cartridges, rollers in digital imaging equipment, noise and vibration damping for computer disc drives, air and fluid filtration in cars and aircraft, medical devices, and numerous consumer items such as sponges, mops, paint brushes and cosmetic applicators. Due to the highly specialized nature of most Technical Products, a technical staff of engineering and research and development experts work with customers to design, develop and manufacture products to meet specific requirements. We provide technical support from product conceptualization through prototyping and production and work closely with the product developers, engineers, brand managers and research and development staffs of both major OEMs in specific markets and with the industry's premier foam fabricators to deliver innovative solutions to their product needs and challenges.

Recent Developments

        In connection with the Transactions, we intend to amend our second amended and restated certificate of incorporation to increase our authorized number of shares of common stock to 900,000,000. We refer to this amendment as the charter amendment.

Corporate Structure and Principal Executive Offices

        Our operations are conducted through our wholly-owned subsidiary, Foamex L.P., and through Foamex Canada Inc. and Foamex Latin America, Inc., which are wholly-owned subsidiaries of Foamex L.P. We were incorporated in 1993 to act as a holding company for Foamex L.P. Our principal executive offices are located at 1000 Columbia Avenue, Linwood, Pennsylvania 19061, and our telephone number is (610) 859-3000. Our internet website is www.foamex.com. The information and other content contained on or linked from our internet website are not a part of this prospectus.

SUMMARY OF THE RIGHTS OFFERING

Rights	We are distributing to each holder of record of our common stock as of the close of business, New York City time, on , 2008, at no charge, one nontransferable right for each share of our common stock held on the record date. Each right issued to holders of our common stock is a right to purchase shares of our common stock at the exercise price of $0.65 per share. If all rights (other than those held by the Significant Equityholders) are exercised in this rights offering during the early participation period, we will issue approximately million shares of our common stock.
Exercise Price	$0.65 per share.
Record Date	, 2008, which was the date used to determine the stockholders entitled to receive rights.
Expiration
The rights will expire, if not previously exercised, at 5:00 p.m., New York City time, on , 2008 (the "Expiration Date"), unless the exercise period is extended by us. We currently do not intend to extend the exercise period.
Early Participation Premium
Stockholders (other than the Significant Equityholders) who exercise rights and whose rights certificates are received by the rights agent on or prior to will be entitled to receive a premium, payable in shares of our common stock, equal to 2% of the number of shares you have acquired pursuant to the exercise of rights on or prior to such date. See "The Rights Offering—Early Participation Premium."
Use of Proceeds
If all holders of rights (other than the Significant Equityholders) fully exercise their rights in this rights offering, our cash proceeds from this rights offering would be approximately $ million. Pursuant to the terms of our first lien term loan facility, we must use the net cash proceeds from this rights offering and an amount equal to our gross cash proceeds from the equity cure letters to repay a portion of our indebtedness under our first lien term loan facility. Under our first lien term loan facility, it is a condition to our ability to conduct the second lien term loan offering that such repayment amount be a minimum of $15.0 million. See "Use of Proceeds."
Significant Equityholders	D. E. Shaw, Sigma and Chilton are the Significant Equityholders.

The Significant Equityholders may satisfy their obligations under the equity commitment agreement by participating in this rights offering and/or the second lien term loan offering. To the extent such obligations are not satisfied in this rights offering and/or the second lien term loan offering, we have the right to put any remaining shares under such obligations to the Significant Equityholders.

Under the equity commitment agreement, we have agreed to pay the Significant Equityholders an aggregate put option premium, payable in shares of our common stock at $0.65 per share, of $8.625 million, or approximately 13.3 million shares of our common stock. This premium amount shall be reduced to the extent a premium has been paid under the equity cure letters from D. E. Shaw or Sigma. See "Certain Relationships and Related Transactions—Equity Commitment Agreement."
The Significant Equityholders are not soliciting participation by the holders of rights in this rights offering or engaging in any other marketing or sales activity in connection therewith.
Second Lien Term Loan Offering
Concurrent with this rights offering, we are conducting the second lien term loan offering, which is an offering of shares of our common stock to the lenders under our second lien term loan facility. Pursuant to the second lien term loan offering, the lenders under our second lien term loan facility may purchase shares of our common stock at $0.65 per share through an assignment to us of outstanding loans under such facility on a dollar-for-dollar basis at par. As a result of the second lien term loan offering, your relative ownership in us will be diluted even if you fully exercise your rights in this rights offering.
Effect of Transactions
We will issue approximately million shares of our common stock if all rights (other than those held by the Significant Equityholders) are exercised in this rights offering during the early participation period. Pursuant to the equity commitment agreement, we will issue an aggregate of approximately 166.0 million shares of our common stock to the Significant Equityholders (including approximately 13.3 million shares of our common stock to be issued to the Significant Equityholders as a put option premium under the equity commitment agreement). In addition, we will issue approximately million shares of our common stock if all of the lenders (other than the Significant Equityholders) participate in the second lien term loan offering during the early participation period for the second lien term loan offering.

As a result, the percentage ownership of the Significant Equityholders, which was approximately % as of the record date of this rights offering, will significantly increase. Furthermore, our other existing stockholders, including those who participate in this rights offering, will be diluted due to issuances pursuant to the second lien term loan offering.
Non-Transferability of Rights	The rights are not transferable and may be exercised only by the stockholders of record on the record date. See "The Rights Offering—Non-Transferability of Rights."

Procedures for Exercise
If you hold your shares of our common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf in exercising your rights through DTC, whereby your election to participate in this rights offering and the full payment of the exercise price for each share you wish to purchase will be electronically submitted to us.

If you do not hold your shares of our common stock through a brokerage account (i.e., you are a registered holder), you must exercise your rights by properly completing and signing your rights certificate and delivering it to the rights agent. Delivery of your rights certificate must be accompanied by full payment of the exercise price for each share you wish to purchase. See "The Rights Offering—Method of Purchase—Exercise of Rights" and "—Method of Payment of Exercise Price."
Issuance of Common Stock
If you properly exercise your rights, you will be deemed to own the shares from the time of the closing of this rights offering. We will issue shares as soon as practicable after the closing of this rights offering. We have the discretion to delay or to refuse altogether the distribution of any shares you may elect to purchase by exercise of rights if necessary to comply with securities laws. See "State Securities Law Considerations." No interest will be paid to you on the funds you deposit with the rights agent.
No Withdrawal of Exercise of Rights
Once you have exercised your rights, you may not withdraw your exercise in whole or in part for any reason, including a decline in our common stock price or learning information about us that you consider to be unfavorable, even if we have not yet issued the shares to you. See "The Rights Offering—No Withdrawal of Exercise of Rights."
NOL Limitations
This rights offering and the second lien term loan offering are subject to certain restrictions intended to increase the likelihood that we may be able to preserve our ability to apply certain NOLs. See "The Rights Offering—NOL Limitations."
No Recommendation	Neither we nor our Board of Directors makes any recommendation as to whether you should exercise your rights. You should make an independent investment decision on whether to exercise your rights.
Trading of Our Common Stock	Our common stock is traded over the counter under the trading symbol "FMXL.PK." On the last trading day prior to the record date, the last reported sale price for our common stock was $ per share.

Transferability of Our Common Stock	Unless you are our affiliate or a Significant Equityholder, you generally may sell the shares that you are purchasing immediately after you are deemed to own such shares.
Termination of Rights Offering
We currently have no intention of terminating this rights offering, but we have reserved the right to terminate this rights offering in our sole discretion, subject to our agreement under the equity commitment agreement to use our reasonable best efforts to carry out this rights offering. If this rights offering is terminated, the rights agent will return as soon as practicable all exercise payments, without interest. See "The Rights Offering—Extensions and Termination."
State Securities Law Considerations
We have applied for qualification of this rights offering with certain state securities commissions. Prior to the commencement of this rights offering, we will advise residents of any such state if the securities commission in that state has disapproved this rights offering, or has imposed any conditions or limitations on this rights offering in such state. Such disapproval would result in holders of rights in that state not being able to exercise their rights in this rights offering, and such conditions or limitations could affect the terms of this rights offering with respect to holders of rights in that state. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Although we have filed an application with the Department of Corporations of the State of California in order to permit us to accept the exercise of rights from residents of the State of California, the Department of Corporations has not approved our application. Unless our application is approved in the State of California prior to the expiration of this rights offering, we will not be permitted to accept the exercise of rights from residents of the State of California and residents of the State of California will not be permitted to purchase shares in this rights offering.

The aggregate amount of our common stock we are offering to Arizona residents pursuant to this rights offering is limited to $500,000, and we will not issue more than this amount of our common stock to rights holders residing in Arizona upon exercise of their rights. Therefore, if the rights agent receives exercise documentation that otherwise would require us to issue to Arizona residents more than $500,000 (or approximately 0.8 million shares) of our common stock to such stockholders, we will issue to all such exercising stockholders their pro rata portion of such amount of our common stock and return the excess payment amount, if any, to such Stockholders, without interest, as soon as practicable after the closing date of this rights offering.

Material U.S. Federal Income Tax Consequences of Rights Offering
Persons who hold shares of our common stock as capital assets and are not subject to special treatment under U.S. federal income tax law (e.g., as a bank or dealer in securities), should not recognize gain or loss on the receipt, exercise or expiration of their rights. You should refer to "United States Federal Income Tax Considerations" for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or expiration of the rights in light of your particular circumstances.
Rights Agent and Information Agent	We have appointed Mellon Bank N.A. to act as the rights agent and Mellon Investor Services LLC is acting as the information agent for this rights offering.
Risk Factors
You should read "Risk Factors" beginning on page 16 before you exercise your rights. You should also read the risk factors contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, which is incorporated by reference in this prospectus.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, which is incorporated herein by reference, and the other information contained in this prospectus and incorporated herein by reference, before exercising the rights to purchase our common stock. Any of the risk factors we describe below or in the information incorporated herein by reference could hurt our business, financial condition or operating results. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Some of the statements in "Risk Factors" are forward-looking statements. For more information about forward-looking statements, please see "Cautionary Note Regarding Forward-Looking Statements."

Risks Relating to the Transactions

As a holder of common stock, you will suffer significant dilution of your percentage ownership of our common stock as a result of the Transactions.

        We will issue approximately                 million shares of our common stock if all rights (other than those held by the Significant Equityholders) are exercised in this rights offering during the early participation period. Pursuant to the equity commitment agreement, we will issue an aggregate of approximately 166.0 million shares of our common stock to the Significant Equityholders (including approximately 12.2 million shares of our common stock to be issued to the Significant Equityholders as a put option premium under the equity commitment agreement). In addition, we will issue approximately                 million shares of our common stock if all of the lenders (other than the Significant Equityholders) participate in the second lien term loan offering during the early participation period for the second lien term loan offering. These issuances will result in a substantial increase in our outstanding common stock. As a result, your proportionate voting and ownership interest will be significantly reduced and your percentage ownership of us represented by your shares will be significantly diluted, even if you exercise all of the rights you receive in connection with this rights offering. The magnitude of the reduction of your percentage ownership will depend in part upon the number of new shares, if any, you subscribe for in this rights offering.

If the transactions contemplated by the equity commitment agreement are not consummated and we are unable to find satisfactory alternatives in a timely fashion, we would be unable to satisfy our leverage ratio covenant under our secured term loan credit facilities and our financial position would be materially adversely affected.

        Under our second lien term loan facility, we are required to raise an aggregate of $80.0 million in proceeds from the sale of our capital stock (including pursuant to the offerings and the equity cure letters) in order to consummate the second lien term loan offering. In addition, pursuant to the terms of our first lien term loan facility, we must use the net cash proceeds from this rights offering and an amount equal to any gross cash proceeds from the equity cure letters to repay a portion of our indebtedness under our first lien term loan facility. Under our first lien term loan facility, it is a condition to our ability to conduct the second lien term loan offering that such repayment amount equal a minimum of $15.0 million. If we exercise our rights under the equity cure letters prior to the expiration date for this rights offering, and the conditions to the equity cure letters are not satisfied or waived or the Curing Significant Equityholders do not fulfill their obligations thereunder, or a minimum of $15.0 million is not raised thereunder, D. E. Shaw and Sigma have agreed to satisfy their respective obligations under the equity commitment agreement in cash to the extent needed to raise a minimum of $15.0 million. However, if the conditions to the equity commitment agreement are not satisfied or waived (including expiration of the required waiting period following a filer under the Hart-Scott-Rodino Act for D. E. Shaw to acquire more than 50% of our common stock to the extent necessary), or if the Significant Equityholders do not fulfill their commitments thereunder, we may be unable to satisfy this condition and would be unable to consummate the second lien term loan offering.

        If we were prohibited from consummating the second lien term loan offering and the conditions to the equity commitment agreement were not satisfied or waived or the Significant Equityholders do not fulfill their obligations thereunder, we would be forced to seek alternative measures to reduce our indebtedness. If we are unable to find satisfactory alternatives in a timely fashion, we would be unable to satisfy our leverage ratio covenant under our secured term loan credit facilities and our financial position would be materially adversely affected.

        The funds supporting the commitments of the Significant Equityholders under the equity commitment agreement and the commitments of the Curing Significant Equityholders under the equity cure letters have not been placed into any escrow account and are not secured by any collateral. See "Certain Relationships and Related Transactions" for more information regarding the terms and conditions of the equity commitment agreement and the equity cure letters. The price of our common stock may decline before or after the expiration of this rights offering.

The rights are not transferable and there is no market for the rights.

        You may not sell, give away or otherwise transfer your rights. Because the rights are non-transferable, there is no market or other means for you to directly realize any value associated with the rights other than by exercising your rights and putting additional capital at risk.

The exercise price was determined after consideration of a number of factors and does not reflect a determination of our value or the value of our common stock.

        Each right entitles a holder of our common stock to purchase                shares of our common stock at an exercise price of $0.65 per share in cash. The exercise price was determined by our Board of Directors after consideration of a number of factors, including:

  •
  a price per share that would encourage participation in this rights offering by stockholders other than the Significant Equityholders;

  •
  negotiations with the Significant Equityholders concerning their participation through the equity commitment agreement; and

  •
  alternatives available to us for raising equity capital.

        The exercise price does not necessarily bear any relationship to the market price of our common stock on                , 2008, the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. As a result, the exercise price should not be considered an indication of the actual value of the company or of our common stock.

The price of our common stock may decline before or after the expiration of this rights offering.

We may terminate this rights offering at any time prior to the expiration of the offer period, and neither we nor the rights agent will have any obligation to you except to return your exercise payment.

        We may in our sole discretion, subject to our agreement under the equity commitment agreement to use our reasonable best efforts to carry out this rights offering, decide not to continue with this rights offering or terminate this rights offering prior to the expiration of the offer period. If this rights offering is terminated, the rights agent will return as soon as practicable all exercise payments, without interest, and you will not be able to purchase our common stock from us at the exercise price.

Once you have exercised your rights, you may not revoke such exercise.

        Once you have exercised your rights, you may not revoke such exercise, in whole or in part, for any reason, including a decline in our common stock price or learning information about us that you consider to be unfavorable, even if we have not yet issued the shares to you. Therefore, even if circumstances arise after you have exercised your rights that change your mind about investing in our common stock, you will nonetheless be legally bound to proceed.

You must act promptly and follow instructions carefully if you want to exercise your rights.

        Eligible participants and, if applicable, brokers, banks or other nominees acting on their behalf, who desire to purchase common stock in this rights offering must act promptly to ensure that all required certificates and payments are actually received by Mellon Investor Services LLC, on behalf of Mellon Bank N.A., the rights agent, prior to the expiration of this rights offering. The time period to exercise rights and the time period to receive an early participation premium are limited. If you or your broker, bank or other nominee, as applicable, fails to complete and sign the required rights certificate, sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the rights agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact you concerning whether a broker, bank or other nominee holds rights on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

It is possible that D. E. Shaw will, as a result of the issuances of our common stock through the equity commitment agreement, become the owner of more than 50% of our outstanding common stock.

        As of the record date, D. E. Shaw owned approximately                % of our outstanding common stock. Pursuant to the equity commitment agreement, we will be issuing approximately 132.9 million shares of our common stock to D. E. Shaw (assuming the amounts issuable to Sigma and Chilton are not reduced due to NOL or beneficial ownership limitations). In addition, assuming full exercise of the equity cure letters and conversion of the shares of our Series D preferred stock issued thereunder into our common stock valued at $0.65 per share, we would issue approximately an additional 16.9 million shares of our common stock to D. E. Shaw. Depending on the results of this rights offering and the second lien term loan offering, it is possible that D. E. Shaw may own more than 50% of our outstanding common stock upon consummation of the Transactions. If that were to occur, D. E. Shaw would have a controlling vote with regard to all matters requiring a stockholder vote, which could make certain transactions, such as potential acquisitions or divestitures, and corporate actions, such as amendments to our second amended and restated certificate of incorporation, more difficult or impossible without the support of D. E. Shaw. The interests of D. E. Shaw may conflict with your interests.

The trading market for our common stock may be limited after the Transactions.

        We believe that the Significant Equityholders own approximately                % of the outstanding shares of our common stock as of the record date and that this percentage is expected to increase after consummation of the Transactions. We believe that the public float balance of the current remaining                % interest is held by approximately                 holders of record as of the record date. Furthermore, because the second lien term loan offering is being made only to the lenders under our second lien term loan facility, we do not anticipate a significant increase in the number of holders of our common stock as a result of the second lien term loan offering. Accordingly, there may be a limited trading market for our common stock following the consummation of the Transactions. In addition, our common stock is traded over the counter. Over-the-counter trading is dependent on a broker-dealer being willing to make a market in our common stock, which we cannot predict will continue. The small amount of public float and the nature of over-the-counter trading may limit your ability to resell your shares of our common stock in the market.

It is likely that our ability to use our net operating losses to offset our taxable income will be severely limited.

        If a corporation undergoes an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, its ability to use its pre-change net operating losses to offset post-change income and gains is limited. We have undergone ownership changes in the past and we believe that it is likely, although not certain, that we will undergo another ownership change as a result of the Transactions. Even if we do not undergo an ownership change as a result of the Transactions, we still may undergo an ownership change at any time. Any ownership change would severely limit our ability to use our net operating losses and certain other tax attributes in the future.

Risks Relating to Our Common Stock

We do not expect to pay dividends on our common stock in the foreseeable future.

        We did not pay any cash dividends on our common stock during the past two fiscal years. The payment of any future dividends will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, cash requirements, restrictions in financing agreements, business conditions and other factors. We are a holding company whose assets consist primarily of ownership of Foamex L.P., our primary operating subsidiary. Consequently, our ability to pay dividends is dependent upon the earnings of Foamex L.P. and any future subsidiaries and the distribution of the earnings of those subsidiaries to us and loans or advances by Foamex L.P. and any such future subsidiaries. Further, the ability of Foamex L.P. to make distributions is restricted by the terms of our secured credit facilities. Due to these restrictions, we expect to have only limited access to the cash flow generated by Foamex L.P. or any new subsidiaries and do not expect to pay dividends on our common stock in the foreseeable future.

Our stock price may be volatile and you may lose all or part of your investment.

        The market price of our common stock has fluctuated significantly in the past and could continue to do so in the future, in which case you may not be able to resell your shares at or above the exercise price in this rights offering. The market price of our common stock may fluctuate based on a number of factors including those listed in this prospectus and incorporated herein by reference and others. Such factors include:

  •
  our operating performance and the performance of our competitors and other similar companies;

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  our financial condition and the financial condition of our customers and our or their suppliers;

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  the public's reaction to our press releases, our other public announcements and our filings with the SEC;

  •
  changes in earnings estimates or recommendations by research analysts who track our common stock or the stocks of other companies in our industry;

  •
  changes in general economic conditions;

  •
  our ability to use our NOLs to offset future taxable income;

  •
  the number of shares to be publicly traded after the Transactions;

  •
  actions of our current stockholders;

  •
  our involvement in legal proceedings;

  •
  the arrival or departure of key personnel;

  •
  the extent to which, if at all, broker-dealers choose to make a market in our common stock;

  •
  acquisitions, strategic alliances or joint ventures involving us or our competitors; and

  •
  other developments affecting us, our industry or our competitors.

        In addition, the stock market has recently experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock. The price of our common stock could fluctuate based upon factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price.

Provisions in our charter documents and other agreements, may delay or prevent an acquisition of the Company that some stockholders may consider attractive.

        Our second amended and restated certificate of incorporation, as amended, and our amended and restated by-laws contain provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions which may involve an actual or threatened change of control. The provisions are also intended to discourage certain tactics that may be used in proxy fights. These provisions may make it more difficult for a third party to acquire us without the consent of our Board of Directors.

Substantial future sales of shares of our common stock in the public market could cause our stock price to fall.

        As of the record date, we had approximately                 million shares of common stock issued and outstanding, all of which are freely tradable without restrictions (excluding any limitations to which holders of these shares that are affiliates of ours may be subject under Rule 144 under the Securities Act and excluding restricted or deferred shares that are subject to vesting). Based on the number of shares outstanding as of the record date, upon consummation of the Transactions and assuming full participation (other than by the Significant Equityholders) in the offerings during each offering's early participation period, we expect to have approximately                 million shares of common stock outstanding, which would result in a substantial increase in our public float. The shares issued upon exercise of rights in this rights offering and pursuant to the second lien term loan offering (including as payment of the early participation premium in each of the offerings) will be freely tradable without restriction in the public market, except that any such shares acquired by the Significant Equityholders pursuant to the exercise of rights relating to their shares of our common stock, through participation in the second lien term loan offering and pursuant to the equity commitment agreement, including any shares issued to the Significant Equityholders in payment of the put option premium under the equity commitment agreement, and shares held by our "affiliates," as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the restrictions of Rule 144 under the Securities Act or pursuant to an effective registration statement. See "Shares Eligible for Future Sale." Any sales of such shares could also cause the price of our common stock to decline.

A small number of our stockholders could be able to significantly influence our business and affairs.

        As of the record date for this rights offering, the Significant Equityholders beneficially owned in the aggregate approximately                % of our outstanding common stock. If the Significant Equityholders satisfy their obligations in full under the equity commitment agreement (and assuming full payment of the put option premium thereunder), all of the holders of rights (other than the

Significant Equityholders) exercise their rights in this rights offering during the early participation period and all of the lenders under our second lien term loan facility (other than the Significant Equityholders) participate in the second lien term loan offering during the early participation period, then the aggregate beneficial ownership of the Significant Equityholders will increase to approximately                . However, if the Significant Equityholders satisfy their obligations in full under the equity commitment agreement (and assuming full payment of the put option premium thereunder) but no other holders of rights participate in this rights offering and no other lenders under our second lien term loan facility participate in the second lien term loan offering, then the aggregate beneficial ownership of the Significant Equityholders will increase to approximately                . Accordingly, following the consummation of the Transactions, the Significant Equityholders, particularly D. E. Shaw, will continue to exercise significant influence over all matters requiring a stockholder vote, the adoption of amendments to our second amended and restated certificate of incorporation, and the approval of mergers or sales of substantially all of our assets. This concentration of ownership also may delay, defer or even prevent a change in control of the Company and may make some transactions more difficult or impossible without the support of these stockholders. The interests of the Significant Equityholders may conflict with your interests.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include forward-looking statements with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Such forward-looking statements include the discussions of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included or incorporated by reference in this prospectus, the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Although we believe that such forward-looking statements are reasonable, we cannot assure you that any forward-looking statements will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the risks discussed in "Risk Factors," as well as risks associated with the ability to implement customer selling price increases in response to higher raw material costs, raw material price increases, general economic conditions, the interest rate environment, the level of automotive production, carpet production, furniture and bedding production, and housing starts, the completion of various restructuring/consolidation plans, the achievement of management's business plans, our capital and debt structure (including various financial covenants), litigation and changes in environmental legislation and environmental conditions. The forward-looking statements contained or incorporated by reference in this prospectus were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond our control.

        Accordingly, there can be no assurance that the forward-looking statements contained or incorporated by reference in this prospectus will be realized or that actual results will not be significantly higher or lower. The forward-looking statements have not been audited by, examined by, compiled by or subjected to agreed-upon procedures by independent accountants, and no third party has independently verified or reviewed such statements. You should consider these facts in evaluating the information contained or incorporated by reference herein. In addition, our business and operations are subject to substantial risks which increase the uncertainty inherent in the forward-looking statements contained or incorporated by reference in this prospectus. The inclusion of the forward-looking statements contained or incorporated by reference in this prospectus should not be regarded as a representation by us or any other person that any of the forward-looking statements contained or incorporated by reference in this prospectus will be achieved. In light of the foregoing, you are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference herein.

        All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this prospectus as a result of new information, future events or developments, except as required by federal securities laws.

USE OF PROCEEDS

        We are seeking gross proceeds of $                 million in this rights offering. However, as the Significant Equityholders are expected to satisfy a significant portion of their obligations under the equity commitment agreement pursuant to the second lien term loan offering, we do not anticipate obtaining such amount in this rights offering.

        Pursuant to the Transactions, if the Significant Equityholders satisfy their obligations in full under the equity commitment agreement, all holders of rights (other than the Significant Equityholders) participate in full in this rights offering and all of the lenders under our second lien term loan facility (other than the Significant Equityholders) participate in full in the second lien term loan offering, we will receive gross proceeds (in cash and in principal amount of loans under our second lien term loan facility assigned to us pursuant to the second lien term loan offering), before fees and expenses, of approximately $                 million, including the amounts received under the equity cure letters.

        Pursuant to the terms of our first lien term loan facility, we must use the net cash proceeds from this rights offering and an amount equal to our gross cash proceeds from the equity cure letters to repay a portion of our indebtedness under our first lien term loan facility. Under our first lien term loan facility, it is a condition to our ability to conduct the second lien term loan offering that such repayment amount be a minimum of $15.0 million. Borrowings under our first lien term loan facility bear interest at our option at either the Eurodollar base rate (as defined in the first lien term loan facility) plus an applicable margin of 3.25% per annum or the base rate (as defined in the first lien term loan facility) plus an applicable margin of 2.25% per annum. Our first lien term loan facility matures on February 12, 2013.

        Any loans assigned to us in connection with the second lien term loan offering will reduce our indebtedness dollar-for-dollar under our second lien term loan facility. Borrowings under our second lien term loan facility bear interest at our option at either the Eurodollar base rate (as defined in the second lien term loan facility) plus an applicable margin of 4.75% per annum or the base rate (as defined in the second lien term loan facility) plus an applicable margin of 3.75% per annum. Our second lien term loan facility matures on February 12, 2014.

CAPITALIZATION

        The following table shows our consolidated long-term debt, stockholders' deficiency and capitalization as of December 30, 2007:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to the Transactions, our exercise in full of our rights under the equity cure letters and the application of our cash proceeds to repay a portion of our indebtedness under our first lien term loan facility:

  •
  assuming the satisfaction by the Significant Equityholders of their obligations under the equity commitment agreement to acquire an aggregate of $100.0 million of our common stock at $0.65 per share pursuant to an assignment to us of $                 million of loans under our second lien term loan facility and an exercise of rights in this rights offering resulting in cash proceeds to us of $                 million and no additional participation in the offerings by the Significant Equityholders;

  •
  assuming no rights (other than those held by the Significant Equityholders) are exercised in this rights offering;

  •
  assuming no participation by the lenders under our second lien term loan facility (other than the Significant Equityholders) in the second lien term loan offering;

  •
  reflecting application of our gross cash proceeds from this rights offering and the cancellation of all loans assigned to us in the second lien term loan offering;

  •
  reflecting the payment of the put option premium under the equity commitment agreement (net of any premium paid to D. E. Shaw and Sigma under the equity cure letters);

  •
  reflecting the payment of our cash fees and expenses of the Transactions and the equity cure letters;

  •
  the charter amendment; and

  •
  on a pro forma basis to give effect to the Transactions, our exercise in full of our rights under the equity cure letters and the application of our cash proceeds to repay a portion of our indebtedness under our first lien term loan facility:

  •
  assuming the satisfaction by the Significant Equityholders of their obligations under the equity commitment agreement to acquire an aggregate of $100.0 million of our common stock at $0.65 per share pursuant to an assignment to us of $                 million of loans under our second lien term loan facility and an exercise of rights in this rights offering resulting in cash proceeds to us of $                 million and no additional participation in the offerings by the Significant Equityholders;

  •
  assuming all rights (other than those held by the Significant Equityholders) are fully exercised in this rights offering during the early participation period;

  •
  assuming full participation by our lenders under our second lien term loan facility (other than the Significant Equityholders) in the second lien term loan offering during the early participation period;

  •
  reflecting application of our gross cash proceeds from this rights offering and the cancellation of all loans assigned to us in the second lien term loan offering;

  •
  reflecting the payment of the put option premium under the equity commitment agreement (net of any premium paid to D. E. Shaw and Sigma under the equity cure letters);

    •
    reflecting the payment of our cash fees and expenses of the Transactions and the equity cure letters; and

    •
    the charter amendment.

        You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and related notes and other financial data incorporated herein by reference.

	As of December 30, 2007 (unaudited)
	Actual	As Adjusted	Pro Forma
	(dollars in thousands)
Debt:
Revolving Credit Facility(1)	$7,902	$	$
First Lien Term Loan(1)(2)	345,000
Second Lien Term Loan(1)(3)	175,000
Industrial Revenue Bond(4)	6,000
Other(4)	191

Total Debt	$534,093	$	$

Stockholders' Deficiency:
Common Stock, par value $.01 per share (Actual: authorized 193,000,000 shares, issued 24,375,480 shares; As Adjusted: authorized 900,000,000 shares, issued shares; Pro Forma: authorized 900,000,000 shares, issued shares)	$244	$	$
Additional Paid-in Capital(5)	247,271
Accumulated Deficit(6)	(479,228)
Accumulated Other Comprehensive Loss	(29,218)
Common Stock Held in Treasury, at cost: 885,199 shares	(27,969)
Shareholder Note Receivable	(9,221)

Total Stockholders' Deficiency	(298,121)

Total Capitalization	$235,972	$	$

(1)
Subsidiary debt of Foamex L.P., guaranteed by the Company, FMXI, LLC and Foamex Canada Inc.

(2)
Pursuant to the terms of our first lien term loan facility, we must use the net cash proceeds from this rights offering and an amount equal to our gross cash proceeds from the equity cure letters to repay a portion of our indebtedness under our first lien term loan facility. Under our first lien term loan facility, it is a condition to our ability to conduct this rights offering that such repayment amount be a minimum of $15.0 million. Our first lien term loan facility originally provided for aggregate maximum borrowings of $425.0 million maturing on February 12, 2013. Borrowings under our first lien term loan facility bear interest at our option at either the Eurodollar base rate (as defined in the first lien term loan facility) plus an applicable margin of 3.25% per annum or the base rate (as defined in the first lien term loan facility) plus an applicable margin of 2.25% per annum.

(3)
Any loans assigned to us in connection with the second lien term loan offering will reduce our indebtedness dollar-for-dollar under our second lien term loan facility. Borrowings under our second lien term loan facility bear interest at our option at either the Eurodollar base rate (as defined in the second lien term loan facility) plus an applicable margin of 4.75% per annum or the base rate (as defined in the second lien term loan facility) plus an applicable margin of 3.75% per annum. Our second lien term loan facility matures on February 12, 2014.

(4)
Subsidiary debt of Foamex L.P.

(5)
Includes $         million of cash fees and expenses incurred in connection with the Transactions and the equity cure letters.

(6)
Includes recognition of the write-off of debt issuance costs and other costs resulting from the repayment of loans under our first lien term loan facility and the retirement of loans under our second lien term loan facility.

THE RIGHTS OFFERING

The Rights

        We are distributing to each holder of record of our common stock as of the close of business, New York City time, on                , 2008 at no charge, one nontransferable right for each share of our common stock held on the record date to purchase                shares of our common stock for each right at the exercise price of $0.65 per share. Fractional shares resulting from the exercise of rights will be eliminated by rounding down to the nearest whole share. You are not required to exercise all of your rights. We will deliver to you the shares that you purchased in this rights offering as soon as practicable after the closing of this rights offering.

        Promptly after the date of this prospectus, the rights agent will send a rights certificate to each holder of our common stock that is registered as of the close of business on the record date on our stockholder registry maintained at Mellon Investor Services LLC, the transfer agent for our common stock. If you own your shares of our common stock through a broker, bank or other nominee, you will not receive a rights certificate. Instead, as described in this prospectus, your broker, bank or nominee will exercise your rights for you at your direction through the automated acceptance system administered by DTC.

Dividing Your Rights

        You may request that the rights agent divide your rights certificate into parts if, for instance, you are the record holder for a number of beneficial holders of our common stock. The rights agent will not divide your rights certificate so that you would receive fractional rights.

Record Date

        The record date for this rights offering, which is the date used to determine the stockholders entitled to receive and exercise rights, is                , 2008.

Exercise Price

        The exercise price is $0.65 per share. Fractional shares resulting from the exercise of rights will be eliminated by rounding down to the nearest whole share.

Early Participation Premium

        Stockholders (other than the Significant Equityholders) who exercise rights and whose rights certificates are received by the rights agent on or prior to                 will be entitled to receive a premium, payable in shares of our common stock, equal to 2% of the number of shares acquired pursuant to the exercise of rights on or prior to such date.

        Upon consultation with the Significant Equityholders, we may increase the early participation premium (up to a maximum of 5%), increase the length of the early participation period or otherwise change the terms and conditions relating to the early participation premium to the extent such change is in the stockholders' favor. Any change in the terms of the early participation premium will be applied retroactively from the commencement of this rights offering.

Expiration of the Rights

        The rights expire, if not previously exercised, at 5:00 p.m., New York City time, on                    , 2008, unless the exercise period is extended by us. We currently do not intend to extend the exercise period. Holders of rights who do not exercise their rights prior to the expiration of this rights offering will lose any value represented by their rights.

        We will not be required to satisfy your attempt to exercise rights if the rights agent receives your rights certificate and payment of the exercise price relating to your exercise after your rights expire, regardless of when you transmitted the documents. If we elect to extend the exercise period, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day prior to the most recently announced expiration date.

NOL Limitations

        Participation in this rights offering and the second lien term loan offering is subject to certain cutback provisions intended to increase the likelihood that we may be able to preserve our ability to apply certain NOLs. After the expiration of the offerings, we will determine the extent to which any cutbacks are required.

        First, shares of our common stock shall not be issued in the second lien term loan offering to the extent such issuance, including as early participation premium (taking into account any shares issued pursuant to the equity commitment agreement and this rights offering, including any premium payable thereunder), would result in the company undergoing a cumulative "owner shift," within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, in excess of 49.5%. However, this limitation will not apply to the extent that it would cause this rights offering and the second lien term loan offering to result in gross proceeds (in cash and in principal amount of loans under our second lien term loan facility) to us of less than $135.0 million.

        Second, a holder of rights (including the Significant Equityholders) will not be permitted to exercise such rights in this rights offering to the extent such holder (or a group of which such holder is a part):

  •
  was not a holder of 5% or more of our common stock on or prior to April 1, 2005; and

  •
  the exercise of such holder's or such group's rights, after taking into account any shares to be issued to such holder or group under the second lien term loan offering or pursuant to any early participation premium under this offering would result in the percentage stock ownership of such person or group of persons exceeding 4.9% for purposes of Section 382 of the Internal Revenue Code of 1986, as amended.

        To the extent the issuance of shares of our common stock is reduced pursuant to these NOL limitations, the obligations of the Significant Equityholders under the equity commitment agreement will be reduced accordingly. However, to the extent Chilton's obligation under the equity commitment agreement is reduced pursuant to this provision, the obligation of D. E. Shaw thereunder will be increased by an equal amount. With regard to Chilton, the calculation of its percentage ownership in the second bullet above would include any shares of our common stock issued pursuant to the equity commitment agreement, including shares issued pursuant to the put option premium thereunder.

        Any application of the first limitation with regard to the second lien term loan offering is required to be made pro rata among all lenders under our second lien term loan facility that participate in the second lien term loan offering. The second limitation will not be applied to subscriptions for shares of our common stock in the second lien term loan offering.

        If we do not apply your full exercise price payment to your purchase of shares of our common stock, we will return the excess amount to you without interest as soon as practicable after the closing of this rights offering.

Beneficial Ownership Limitations

        Pursuant to the terms of the equity commitment agreement, to the extent that the beneficial ownership of our common stock by Sigma and Chilton, either through participation in this rights offering or the second lien term loan offering, pursuant to the put option agreements or as a result of the payment of a put option premium, will equal or exceed 10% and 5%, respectively, then such entity's obligations under the equity commitment agreement shall be reduced to prevent such entity's beneficial ownership from equaling or exceeding such percentage. Sigma and Chilton have the right to increase these percentages upon 61 days' advance notice to us. To the extent Sigma or Chilton's obligations are reduced under the equity commitment agreement as a result of this limitation, the obligation of D. E. Shaw shall be increased by an equal amount.

Issuance of Our Common Stock

        If you properly exercise your rights, you will be deemed to own the shares from the time of the closing of this rights offering. We will issue shares as soon as practicable after the closing of this rights offering. We have the discretion to delay or to refuse altogether the distribution of any shares you may elect to purchase by exercise of rights if necessary to comply with securities laws. See "State Securities Law Considerations." No interest will be paid to you on the funds you deposit with the rights agent. If we do not apply your full exercise price payment to your purchase of shares of our common stock, we will return the excess amount to you without interest as soon as practicable after the expiration date of this rights offering.

Method of Purchase—Exercise of Rights

        If you hold your shares of our common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf in exercising your rights through DTC, whereby your election to participate in this rights offering and the full payment of the exercise price for each share you wish to purchase will be electronically submitted to us. Payment for your new shares may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with the funds in a form acceptable to it. Your new shares will appear in your account automatically at the time of delivery. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, the form entitled "Beneficial Owner Election Form." You should receive this form from your broker, bank or other nominee with the other rights offering materials. If we do not apply your full exercise price payment to your purchase of shares of our common stock, we will return the excess amount to you without interest as soon as practicable after the expiration date of this rights offering.

        If you do not hold your shares of our common stock through a brokerage account (i.e., you are a registered holder), you must exercise your rights by properly completing and signing your rights certificate and delivering it to Mellon Investor Services LLC on behalf of Mellon Bank N.A., which is acting as the rights agent for this rights offering. The rights agent will not accept a facsimile transmission of your completed rights certificate. We recommend that you send your rights certificate by overnight courier or, if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. Delivery of your rights certificate must be accompanied by full payment of the exercise price for each share you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the full number of shares of our common stock you are purchasing pursuant to the exercise of rights by (1) certified check drawn upon a U.S. bank payable to the rights agent, (2) cashier's check drawn upon a U.S. bank or express money order payable to the rights agent or (3) wire transfer of funds to the account maintained by the rights agent for the purpose of this rights offering.

        We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Method of Payment of Exercise Price

        Your payment of the exercise price must be made in U.S. dollars for the full number of shares of our common stock you are purchasing pursuant to the exercise of rights by:

  •
  certified check drawn upon a U.S. bank payable to the rights agent;

  •
  cashier's check drawn upon a U.S. bank or express money order payable to the rights agent; or

  •
  wire transfer of funds to the account maintained by the rights agent for the purpose of this rights offering at:

      Mellon Bank N.A.
      ABA 043-000-261
      Reorg. A/C 0018518
      Ref.: Foamex—Job 185002
      Attn.: Michael Eguia
      Tel.: (201) 680-3560

        For wire transfer of funds, please ensure that the wire instructions include the rights certificate number and send your rights certificate via overnight courier to be delivered on the next business day following the day of the wire transfer to the rights agent.

        The rights agent will not accept non-certified checks drawn on personal or business accounts. The rights agent will accept payment only by certified check, cashier's check, express money order or wire transfer of funds.

Receipt of Payment

        Your payment will be considered received by the rights agent only upon receipt of payment in the manner set forth above.

        We will retain any interest earned on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you because your exercise has not been satisfied for any reason.

Delivery of Rights Certificate and Payment

        You should deliver your rights certificate, payment of the exercise price (unless you decide to wire your payment) to Mellon Investor Services LLC, on behalf of Mellon Bank N.A., which is acting as our rights agent, by mail, by overnight courier or by hand to:

By Mail:	By Overnight Courier or By Hand:
Mellon Investor Services LLC Attn: Corporate Actions Dept. P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Corporate Actions Dept. – 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

        Payment of the exercise price by wire transfer may be made as provided above under "—Method of Payment of Exercise Price."

        If you have questions about whether your completed rights certificate or payment has been received, you may call the information agent at (800) 851-9676 or collect at (201) 680-6664.

        Your delivery to an address other than the addresses set forth above will not constitute valid delivery.

Calculation of Rights Exercised

        If you do not indicate the number of rights being exercised, or do not forward full payment of the total exercise price for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your rights with respect to the maximum number of rights that may be exercised with the aggregate exercise price payment you delivered to the rights agent. If we do not apply your full exercise price payment to your purchase of shares of our common stock, we will return the excess amount to you without interest as soon as practicable after the expiration date of this rights offering.

Exercising a Portion of Your Rights

        If you elect to purchase fewer than all of the shares of our common stock represented by your rights certificate, you may obtain a rights certificate representing your unexercised rights by contacting the rights agent at the rights agent's address set forth above under "—Delivery of Rights Certificate and Payment."

Your Funds Will Be Held by the Rights Agent Until Shares of Our Common Stock Are Issued

        The rights agent will hold your payment of the exercise price in a segregated account with other payments received from other rights holders until we issue your shares to you. If you properly exercise your rights, you will be deemed to own the shares from the time of the closing of this rights offering. We will issue shares as soon as practicable after the closing of this rights offering. We have the discretion to delay distribution of any shares you may elect to purchase by exercise of rights if necessary to comply with securities laws. See "State Securities Law Considerations." No interest will be paid to you on the funds you deposit with the rights agent.

Signature Guarantee May Be Required

        Your signature on your rights certificate must be guaranteed by an eligible institution if you are exercising your rights, unless:

  •
  your rights certificate provides that shares are to be delivered to you as record holder of those rights; or

  •
  you are an eligible institution.

        An "eligible institution" is a "financial institution," which term includes most commercial banks, savings and loan associations and brokerage houses, that is a participant in any of the following:

  •
  the Securities Transfer Agents Medallion Program;

  •
  the New York Stock Exchange, Inc. Medallion Signature Program; or

  •
  the Stock Exchanges Medallion Program.

Notice to Nominees

        If you are a broker, bank or other nominee holder who holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee and whose address is in the United States of this rights offering as soon as possible to learn of their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the rights agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the rights agent by submitting the form entitled "Nominee Holder Certification," which is provided with your rights offering materials.

Instructions for Completing Your Rights Certificate

        You should read and follow the instructions accompanying the rights certificate(s) carefully.

        If you want to exercise your rights, you should send your rights certificate(s) with the payment of the exercise price to the rights agent. Payment can also be made by wire transfer, but you still need to send your rights certificate to the rights agent. Do not send your rights certificate(s) and exercise price payment to us.

        You are responsible for the method of delivery of your rights certificate. We recommend that you send your rights certificate by overnight courier, or if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your rights certificate to the rights agent prior to the expiration of this rights offering.

No Withdrawal of Exercise of Rights

        Once you have exercised your rights, you may not withdraw your exercise in whole or in part for any reason, including a decline in our common stock price or learning information about us that you consider to be unfavorable, even if we have not yet issued the shares to you.

Determinations Regarding the Exercise of Your Rights

        We, in our sole discretion, will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time period as we may determine. We may, in our sole discretion, reject the exercise of any of your rights because of any defect or irregularity in the exercise, and we may, in our sole discretion, accept your exercise only to the extent of the payment received if you or your broker, bank or other nominee sends an incorrect payment amount. We will not accept any exercise of rights until all irregularities have been waived by us or cured by you by the time that we decide, in our sole discretion. We and the rights agent will also not accept your exercise of rights if we and the rights agent believe, in our sole discretion, that our issuance of shares of our common stock to you could be deemed unlawful under applicable law. Neither we nor the rights agent will be under any duty to notify you of any defect or irregularity in connection with the submission of your rights certificate and we will not be liable for failure to notify you of any defect or irregularity.

Questions About Exercising Rights

        If you have any questions about or require assistance regarding the procedure for exercising your rights, including the procedure if you have lost your rights certificate or would like additional copies of this prospectus or the Instructions for Completion of Foamex International Inc. Rights Certificates, please contact Mellon Investor Services LLC, which is acting as our information agent, at:

      Mellon Investor Services LLC
      Attn: Corporate Actions Dept. – 27th Floor
      480 Washington Boulevard
      Jersey City, New Jersey 07310

        From within the United States, Canada or Puerto Rico, please call: (800) 851-9676 (Toll Free)

        From elsewhere, please call: (201) 680-6664 (Collect)

Rights Agent and Information Agent

        We have appointed Mellon Bank N.A. to act as rights agent and Mellon Investor Services LLC to act as information agent for this rights offering. We will pay all customary fees and expenses of the rights agent and the information agent related to this rights offering. We also have agreed to indemnify the rights agent and the information agent from liabilities that they may incur in connection with this rights offering.

Non-Transferability of the Rights

        Your rights are only exercisable by you. You may not sell, give away or otherwise transfer the rights.

Commissions, Fees and Other Expenses

        All commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the exercise of rights will be for your account, and none of these commissions, fees or expenses will be paid by us or the rights agent.

Procedures for DTC Participants

        We expect that your exercise of your rights will be eligible for exercise through the facilities of DTC. If your rights are held of record through DTC, you may exercise your rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your rights from your account to the account of the rights agent, together with certification as to the aggregate number of rights you are exercising and the exercise price for each share you are purchasing pursuant to your exercise of rights.

Extensions and Termination

        The period for exercising the rights may be extended. If we elect to extend the exercise period, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day prior to the most recently announced expiration date.

        In addition, while we currently have no intention of terminating this rights offering, we have reserved the right to terminate this rights offering in our sole discretion, subject to our agreement under the equity commitment agreement to use our reasonable best efforts to carry out this rights offering. If this rights offering is terminated, the rights agent will return as soon as practicable all exercise payments, without interest.

No Board of Directors Recommendation

        Neither we nor our Board of Directors makes any recommendation as to whether you should exercise your rights. You should make an independent investment decision on whether to exercise your rights. If you do not exercise your rights, you will lose any value inherent in the rights and your percentage ownership interest in us will be diluted.

Hart-Scott-Rodino Act Limitations

        We will not be required to issue shares of our common stock to you under this rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and, if at the expiration of this rights offering, you have not obtained that clearance or approval. For example, if as a result of exercising your rights, you would hold shares of our common stock worth more than $63.1 million, including any shares you hold presently, you and we may be required to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and wait for any applicable waiting periods to expire or terminate before we can satisfy your exercise of rights. In connection with the Transactions, we and D. E. Shaw intend to make a filing under the act to address circumstances in which D. E. Shaw's ownership of our common stock as a result of the Transactions exceeds 50%.

Shares of Common Stock Outstanding after the Rights Offering

        As of the record date for this rights offering, there were approximately                 million shares of our common stock outstanding. This number does not include shares that we may be required to issue upon the exercise of outstanding stock options or pursuant to other equity awards granted or to be granted under our equity incentive plans. We will issue approximately                 million shares of our common stock if all rights (other than those held by the Significant Equityholders) are exercised in this rights offering during the early participation period. Pursuant to the equity commitment agreement, we will issue an aggregate of approximately 166.0 million shares of our common stock to the Significant Equityholders (including approximately 12.2 million shares of our common stock to be issued to the Significant Equityholders as a premium under the equity commitment agreement). In addition, we will issue approximately                 million shares of our common stock if all of the lenders (other than the Significant Equityholders) participate in the second lien term loan offering during the early participation period for the second lien term loan offering.

Material U.S. Federal Income Tax Consequences of Rights Offering

        Persons who hold shares of our common stock as capital assets and are not subject to special treatment under U.S. federal income tax law (e.g., as a bank or dealer in securities) should not recognize gain or loss on the receipt, exercise or expiration of their rights. You should refer to "United States Federal Income Tax Considerations" for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or expiration of the rights in light of your particular circumstances.

State Securities Law Considerations

        We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states or other jurisdictions. We may delay the commencement of this rights offering in those states or other jurisdictions, or change the terms of this rights offering, in order to comply with the securities law requirements of those states or other jurisdictions. We may decline to make modifications to the terms of this rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions, you will not be eligible to participate in this rights offering.

        We have applied for qualification of this rights offering with certain state securities commissions. Prior to the commencement of this rights offering, we will advise residents of any such state if the securities commission in that state has disapproved this rights offering, or has imposed any conditions or limitations on this rights offering in such state. Such disapproval would result in holders of rights in that state not being able to exercise their rights in this rights offering, and such conditions or limitations could affect the terms of this rights offering with respect to holders of rights in that state. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

        Although we have filed an application with the Department of Corporations of the State of California in order to permit us to accept the exercise of rights from residents of the State of California, the Department of Corporations has not approved our application. Unless our application is approved in the State of California prior to the expiration of this rights offering, we will not be permitted to accept the exercise of rights from residents of the State of California and residents of the State of California will not be permitted to purchase shares in this rights offering.

        The aggregate amount of our common stock we are offering to Arizona residents pursuant to this rights offering is limited to $500,000, and we will not issue more than this amount of our common stock to rights holders residing in Arizona upon exercise of their rights. Therefore, if the rights agent receives exercise documentation that otherwise would require us to issue to Arizona residents more than $500,000 (or approximately 0.8 million shares) of our common stock, we will issue to all such exercising stockholders their pro rata portion of such amount of common stock and return the excess payment amount, if any, to such stockholders, without interest, as soon as practicable after the expiration date of this rights offering.

SECOND LIEN TERM LOAN OFFERING

        Concurrent with this rights offering, we are conducting an offering to the lenders under our second lien term loan facility pursuant to which such lenders may acquire shares of our common stock, with the purchase price being satisfied with an assignment to us, on a dollar-for-dollar basis at par, of outstanding loans under our second lien term loan facility (at the principal amount of the loan being assigned). The purchase price per share in the second lien term loan offering is $0.65.

        There are $175.0 million in loans outstanding under our second lien term loan facility, including $                 million in which the Significant Equityholders have an interest. We are conducting the second lien term loan offering to decrease our indebtedness under our second lien term loan facility. Any loans assigned to us in connection with the second lien term loan offering will reduce our indebtedness dollar-for-dollar under our second lien term loan facility. Borrowings under our second lien term loan facility bear interest at our option at either the Eurodollar base rate (as defined in the second lien term loan facility) plus an applicable margin of 4.75% per annum or the base rate (as defined in the second lien term loan facility) plus an applicable margin of 3.75% per annum. Our second lien term loan facility matures on February 12, 2014.

        As in this rights offering, lenders under our second lien term loan facility (other than the Significant Equityholders) who participate during the early participation period will be entitled to receive a premium, payable in shares of our common stock, equal to 2% of the number of shares acquired for in the second lien term loan offering during such period.

        We will issue approximately                 million shares of our common stock if all of our lenders (other than the Significant Equityholders) participate in the second lien term loan offering during the early participation period for the second lien term loan offering.

        Under our second lien term loan facility, we are required to raise an aggregate of $80.0 million in proceeds from the sale of our capital stock (including pursuant to the offerings and the equity cure letters) in order to consummate the second lien term loan offering. In addition, pursuant to the terms of our first lien term loan facility, we must use the net cash proceeds from this rights offering and an amount equal to our gross cash proceeds from the equity cure letters to repay a portion of our indebtedness under our first lien term loan facility. Under our first lien term loan facility, it is a condition to our ability to conduct the second lien term loan offering that such repayment amount be a minimum of $15.0 million. See "Risk Factors—If the transactions contemplated by the equity commitment agreement are not consummated and we are unable to find satisfactory alternatives in a timely fashion, we would be unable to satisfy our leverage ratio covenant under our secured term loan credit facilities and our financial position would be materially adversely affected."

        The second lien term loan offering is being made pursuant to a separate prospectus and is only being made to lenders under our second lien term loan facility.

EFFECTS OF THE TRANSACTIONS ON THE SIGNIFICANT EQUITYHOLDERS' OWNERSHIP

        Set forth below, for illustrative purposes only, are two scenarios that indicate the effects the Transactions and the issuances of shares of our common stock thereunder could have on the Significant Equityholders' relative voting and economic interest. As of the date of this prospectus, the Significant Equityholders beneficially owned in the aggregate approximately                    % of our outstanding common stock. Both scenarios reflect the full exercise of our rights under the equity cure letters.

        Scenario 1: The Significant Equityholders satisfy their obligations in full under the equity commitment agreement (but do not participate further in the offerings) and receive the put option premium, but no rights (other than those held by the Significant Equityholders) are exercised in this rights offering and no lenders under our second lien term loan facility (other than the Significant Equityholders) participate in the second lien term loan offering.

        Scenario 2: The Significant Equityholders satisfy their obligations in full under the equity commitment agreement (but do not participate further in the offerings) and receive the put option premium, and all rights (other than those held by the Significant Equityholders) are exercised in this rights offering during the early participation period and all lenders under our second lien term loan facility (other than the Significant Equityholders) participate in second lien term loan offering during the early participation period for such offering.

	Significant Equityholders	Other Stockholders	Total
	(millions of shares)
Scenario 1:
Common Stock before Transactions(1)
Common Stock issued pursuant to equity cure letters(2)
Common Stock issued pursuant to the equity cure letters premium(2)
Common Stock issued pursuant to equity commitment agreement(3)
Common Stock issued pursuant to put option premium(4)
Common Stock issued upon exercise of rights
Common Stock issued as early participation premium in this rights offering
Common Stock issued upon assignment of loans in the second lien term loan offering
Common Stock issued as early participation premium in the second lien term loan offering

Total Common Stock

Percentage Ownership			100.0%

	Significant Equityholders	Other Stockholders	Total
	(millions of shares)
Scenario 2:
Common Stock before Transactions(1)
Common Stock issued pursuant to equity cure letters(2)
Common Stock issued pursuant to the equity cure letters premium(2)
Common Stock issued pursuant to equity commitment agreement(3)
Common Stock issued pursuant to put option premium(4)
Common Stock issued upon exercise of rights
Common Stock issued as early participation premium in this rights offering
Common Stock issued upon assignment of loans in the second lien term loan offering
Common Stock issued as early participation premium in the second lien term loan offering

Total Common Stock

Percentage Ownership			100.0%

(1)
Does not include approximately                 million unvested shares of our common stock outstanding under our equity incentive plans.

(2)
Assumes a price per share of $0.65.

(3)
Reflects the satisfaction by the Significant Equityholders of their obligations under the equity commitment agreement pursuant to an assignment to us of $                 million of loans under our second lien term loan facility in the second lien term loan offering and an exercise of rights in this rights offering resulting in cash proceeds to us of $                 million.

(4)
Net of the shares of our common stock issued to D. E. Shaw and Sigma pursuant to the equity cure letter premiums.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with this rights offering, we have entered into several transactions with related parties as described below. We have filed copies of the agreements described in this section with the SEC as exhibits to the registration statement of which this prospectus forms a part. See "Available Information" for information on how to obtain a copy of each of these agreements. For a full description of certain relationships and related transactions please see "Certain Relationships and Related Transactions" in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, which is incorporated by reference herein.

Equity Commitment Agreement

        On April 1, 2008, we entered into the equity commitment agreement with the Significant Equityholders. Pursuant to the equity commitment agreement, we agreed to carry out this rights offering and the second lien term loan offering.

        Pursuant to the equity commitment agreement, we entered into put option agreements with each of the Significant Equityholders pursuant to which, subject to certain conditions, we may require the Significant Equityholders to purchase an aggregate of $100.0 million of our common stock at $0.65 per share to the extent such Significant Equityholders did not do so in the offerings. The put options expire on the earlier of (i) seven business days after the expiration of the offerings and (ii) March 31, 2009. The obligations under the put option agreements shall not terminate until all required funding has occurred in accordance with the terms thereof.

        The Significant Equityholders' obligations under the put option agreements are subject to the following conditions:

  •
  The issuance of the rights in this rights offering and the expiration of this rights offering; except that we may exercise our rights under the put option agreements notwithstanding this condition if:

  •
  we determine in good faith, after consultation with the Significant Equityholders, that this rights offering cannot be closed by the closing date stated in this prospectus (in which case the closing date for the put option agreements will be three business days after delivery of our notice of exercise under the put option agreements); or

  •
  the closing date of this rights offering does not occur prior to the end of any fiscal quarter prior to the expiration of the put options and we reasonably expect, with respect to such quarter, that the conditions of the immediately following bullet will be satisfied (in which case the closing date for the put option agreements will be the last business day of such fiscal quarter solely for purposes of exercising the put options);

  •
  If we are exercising the put options and this rights offering has not closed:

  •
  we must reasonably expect that (without taking the exercise of such put options into account) we will not satisfy the leverage ratio covenants under our first lien term loan facility and our second lien term loan facility with respect to the fiscal quarter in, or with respect to, which we exercise the put options;

  •
  we must reasonably expect to be able to satisfy the leverage ratio covenants under our first lien term loan facility and our second lien term loan facility as a result of the exercise of the put options; and

  •
  the funds available to us under the equity cure letters must be exhausted, not available or insufficient to cure the anticipated default under the leverage ratio covenants under our first lien term loan facility and/or our second lien term loan facility;

  •
  We must permit the Significant Equityholders to satisfy their obligations under the put option agreements by assigning loans under our second lien term loan facility and we must conduct the second lien term loan offering, except that the Significant Equityholders have agreed to exercise sufficient rights in this rights offering such that the sum of our gross proceeds from issuances under the equity cure letters and our net cash proceeds from this rights offering equals at least $15.0 million;

  •
  The lack of any event of default under our secured credit facilities that cannot be cured after taking into account the proceeds from the exercise of the put option agreements and issuances under the equity cure letters; and

  •
  That any default under any indenture, mortgage, loan agreement (including our secured credit facilities) or similar agreement or instrument in existence as of April 1, 2008 has, after taking into account the proceeds available to us under the equity cure letters and the entry into the equity commitment agreement, been cured.

        Additional conditions include accuracy of our representations and warranties under the equity commitment agreement, receipt of all required governmental, regulatory or third-party consents (including expiration of the renewal writing period following a filing under the HSR Act for D. E. Shaw to acquire more than 50% of our common stock, as described above in "The Rights Offering—Hart-Scott-Rodino Act Limitations"), approvals or waivers with respect to the offerings, lack of violation of law, regulation or order, compliance by Foamex L.P. with its obligations under our secured credit facilities to deliver its financial statements to the lenders under such facilities and payment of certain professional expenses related to the equity commitment agreement.

        If any of these conditions are not met, each Significant Equityholder may choose not to complete the purchase of its portion of the $100.0 million of our common stock called for in the equity commitment agreement. Under our second lien term loan facility, we are required to raise an aggregate of $80.0 million in proceeds from the sale of our capital stock (including pursuant to the offerings and the equity cure letters) in order to consummate the second lien term loan offering. See "Risk Factors—If the transactions contemplated by the equity commitment agreement are not consummated and we are unable to find satisfactory alternatives in a timely fashion, we would be unable to satisfy our leverage ratio covenant under our secured term loan credit facilities and our financial position would be materially adversely affected."

Equity Cure Letters

        On February 13, 2008, the Curing Significant Equityholders delivered equity cure letters to us, pursuant to which, if requested to do so by us and subject to certain conditions, they have committed to purchase in cash, either (at their election) (i) shares of our new Series D preferred stock, (ii) shares of our new Series E preferred stock or (iii) any combination of Series D preferred stock or Series E preferred stock, for an aggregate amount of up to $20.0 million. See "Description of Capital Stock—Preferred Stock" for a discussion of the terms of the Series D preferred stock (including conversion rights) and the Series E preferred stock.

        The aggregate amount committed by each of D. E. Shaw, Goldman and Sigma is up to approximately 52.23%, 27.94% and 19.83%, respectively, of the total amount estimated by us to be necessary to facilitate Foamex L.P.'s ability pursuant to Section 8.02(b) of our first lien term loan facility and our second lien term loan facility or Section 9.2(d) of our revolving credit facility, as applicable, to comply with its financial covenants under Section 7.12 of our first lien term loan facility and our second lien term loan facility or Section 7.25 of our revolving credit facility, as applicable, with respect to the relevant fiscal quarter. The maximum amounts committed by each of D. E. Shaw, Goldman and Sigma shall not exceed $10,445,353, $5,588,145 and $3,966,502, respectively. We expect that Foamex L.P. will need to use a substantial portion of the equity cure letter amounts for its

March 30, 2008 covenant test period. Foamex L.P. must use any contribution of the proceeds from any issuance and sale of securities under the equity cure letters only for the purpose of funding ordinary course expenditures, and not to prepay any debt (whether revolver, term or other). However, we are required under the first lien term loan facility to make an optional prepayment of loans outstanding thereunder in an amount equal to the amount of such proceeds.

        The commitments under the equity cure letters are subject to the following conditions at the time a notice from us specifying the number of shares of Series D preferred stock and/or Series E preferred stock to be purchased is delivered by us thereunder:

  •
  Foamex L.P. be in compliance with its obligation to deliver financial statements under Section 6.01(a) and (b) under our first lien term loan facility and our second lien term loan facility and Section 5.1(a) and (b) of our revolving credit facility; and

  •
  there be no Event of Default (as defined in our first lien term loan facility and our second lien term loan facility or our revolving credit facility, as applicable) under our first lien term loan facility and our second lien term loan facility or our revolving credit facility that cannot be cured pursuant to Section 8.02(b) of our first lien term loan facility and our second lien term loan facility or Section 9.2(d) of our revolving credit facility with proceeds from the issuance of securities pursuant to the equity cure letters.

        In addition, under the terms of our secured credit facilities, we may not exercise our rights under the equity cure letters unless each of D. E. Shaw, Goldman, Sigma, Par IV Master Fund, Ltd., and Sunrise Partners Limited Partnership, whom we refer to collectively as the "Emergence Significant Equityholders", or certain of their affiliates, is the beneficial owner of more than 66 2/3% of the sum of:

  •
  the number of shares of our voting stock owned by such Emerging Significant Equityholder on February 12, 2008; plus

  •
  the number of shares of our voting stock acquired by such Emerging Significant Equityholder from another Emerging Significant Equityholder; minus

  •
  the number of shares of our voting stock sold by such Emerging Significant Equityholder to other Emerging Significant Equityholders.

        Each of the Curing Significant Equityholders represented to us that as of February 13, 2008, such entity satisfied this requirement. As of the date of this prospectus, we believe this requirement is satisfied.

        As consideration for the option granted to us to require each Curing Significant Equityholder to purchase securities pursuant to the equity cure letters, we agreed to pay each a premium in an amount equal to 5% of such entity's maximum obligation under the equity cure letters, payable in shares of our common stock, with such shares to be issued at the time of the earliest of:

  •
  the first issuance of securities under such entity's equity cure letter;

  •
  the consummation of a rights offering by us meeting certain conditions; and

  •
  the termination of such entity's equity cure letter.

        The number of shares of our common stock to be issued shall be calculated based upon the average trading price of our common stock for the thirty-trading day period ending on the fifth trading day immediately preceding the earliest to occur of the immediately preceding bulleted events. Any amount paid to D. E. Shaw or Sigma as a premium under the equity cure letters will be credited against our put option premium obligations under the equity commitment agreement.

        Each of the equity cure letters shall automatically terminate upon the earliest of:

  •
  11:59 p.m. on May 20, 2009;

  •
  11:59 p.m. on the day that is ten days after the date on which the financial statements of the Foamex L.P. as of, and for the fiscal quarter ended March 29, 2009, are required to be delivered to the administrative agent pursuant to our first lien term loan facility, our second lien term loan facility and our revolving credit facility;

  •
  with regard to each equity cure letter, the date on which the applicable entity has purchased its maximum obligation of securities thereunder; and

  •
  the date on which a rights offering by us meeting certain conditions is consummated.

        This rights offering, if consummated, would meet the conditions set forth in the equity cure letters for payment of the premium set forth therein and for the termination of the equity cure letters.

Lenders Under Our Secured Credit Facilities

        Certain of the Significant Equityholders and/or their affiliates are lenders under our secured credit facilities, including our second lien term loan facility, a portion of which is expected to be assigned to us in connection with the second lien term loan offering, and our first lien term loan facility, a portion of which is expected to be repaid with the net cash proceeds of this rights offering. We entered into amendments to our second lien term loan facility and our first lien term loan facility to permit the assignment of loans to us under our second lien term loan facility in the second lien term loan offering. In connection with the amendment to our second lien term loan facility, we paid an aggregate consent fee of $420,000 to the lenders under our second lien term loan facility who agreed to such amendment, including D. E. Shaw, Sigma and Chilton. In connection with the amendment to our first lien term loan facility, we paid an aggregate consent fee of approximately $3.5 million to the lenders under our first lien term loan facility who agreed to such amendment, including Chilton.

Prior Equity Commitment Agreement

        On October 13, 2006, we entered into an equity commitment agreement, which we refer to as the Prior Equity Commitment Agreement, with the Emergence Significant Equityholders in connection with our rights offering completed in February 2007, which we refer to as the Prior Rights Offering. Upon approval by the United States Bankruptcy Court for the District of Delaware of the Prior Equity Commitment Agreement on November 27, 2006, we entered into a put option agreement dated as of November 30, 2006, whereby we purchased a put option from these Emergence Significant Equityholders for an aggregate nonrefundable put option premium of up to $9.5 million. Under the put option, and subject to the terms of the Prior Equity Commitment Agreement, we were entitled to require these Emergence Significant Equityholders to purchase shares of our new Series C preferred stock for an aggregate purchase price equal to any shortfall from the Prior Rights Offering.

        The Emergence Significant Equityholders' obligations under the Prior Equity Commitment Agreement were subject to a number of conditions precedent, which were waivable, as set forth in the Prior Equity Commitment Agreement.

        The put option premium of up to $9.5 million was paid in the following manner: (i) $2.0 million was paid on November 30, 2006 and (ii) $7.5 million was paid on the effective date of our plan of reorganization. Under our plan of reorganization, we and these Emergence Significant Equityholders also entered into a call option agreement whereby these Emergence Significant Equityholders purchased a call option from us to allow them, if they so elected, to purchase from us, at the exercise price in the Prior Rights Offering, shares of our common stock not acquired in the Prior Rights Offering. We and these Emergence Significant Equityholders had agreed that our plan of reorganization would require these Emergence Significant Equityholders to pay an option premium of $2.0 million in connection with the call option. In the event that these Emergence Significant Equityholders exercised the call option they purchased from us under our plan of reorganization, the put option would expire unexercised. The Emergence Significant Equityholders exercised the call option and acquired a total of approximately 1.0 million shares of our common stock on February 12, 2007 and the put option expired unexercised.

Registration Rights Agreements

        In connection with our plan of reorganization, we and the Emergence Significant Equityholders entered into a registration rights agreement dated as of February 12, 2007 pursuant to which the Emergence Significant Equityholders have demand and piggyback registration rights with respect to the public resale of shares of our common stock held by them. The registration rights agreement entitles each of the Emergence Significant Equityholders to make two demands for registration of all or part of each Emergence Significant Equityholder's common stock that is subject to the registration rights agreement, subject to certain conditions and exceptions. No demand shall qualify as such unless made by the Emergence Significant Equityholders holding at least 25% of the aggregate number of outstanding shares of our common stock, and unless at least 25% of such aggregate number of outstanding shares of our common stock shall be included to be sold in each registration statement. In addition, the piggyback registration rights provide that, subject to certain conditions and exceptions, if we propose to file a registration statement under the Securities Act with respect to an offering of equity securities on a form that would permit the registration of our common stock held by the Emergence Significant Equityholders that is subject to the registration rights agreement, then we will offer each of the Emergence Significant Equityholders the opportunity to register all or part of its shares of our common stock that are subject to the registration rights agreement on the terms and conditions set forth in the registration rights agreement. The Emergence Significant Equityholders have waived their rights under this agreement with regard to this rights offering. The Emergence Significant Equityholders also have unlimited rights to register our common stock that is subject to the registration rights agreement on Form S-3, if and when we qualify to use such form. Under the registration rights agreement, we will pay customary fees and expenses in connection with any registration, including the reasonable fees and expenses of counsel for the Emergence Significant Equityholders.

        In connection with the Transactions, we will enter into a registration rights agreement with the Significant Equityholders on terms substantially similar to the registration rights agreement described above.

Consulting Services Agreement with Robert J. Hay

        Under a consulting agreement, dated April 24, 2001, as amended on February 27, 2005, between the Company and Robert J. Hay, a former director of the Company, Mr. Hay performed consulting services and advised on business and manufacturing initiatives for the Company. The consulting agreement was for an initial two-year term and was renewable automatically for successive one-year terms. Under the consulting agreement, as amended, Mr. Hay received a fee of $6,666.66 per month in addition to reimbursement for expenses incurred in connection with providing the consulting services.

        The Company terminated the consulting agreement with Mr. Hay effective November 12, 2007. A total of $53,328, $79,992, and $74,994 was paid to Mr. Hay under the consulting agreement in 2007, 2006 and 2005, respectively. These fees were in addition to the fees Mr. Hay received for serving as a director of the Company.

DESCRIPTION OF CAPITAL STOCK

        The following summary description of our capital stock does not purport to be complete and is qualified in its entirety by reference to our second amended and restated certificate of incorporation, and our amended and restated by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. In connection with the Transactions, we intend to complete the charter amendment, which will increase the number of authorized shares of our common stock as described below.

General

        Upon consummation of the charter amendment, our authorized capital stock will consist of 907 million shares consisting of seven million shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding as of the record date, and 900 million shares of common stock, par value $0.01 per share,                 of which are issued and outstanding as of the record date. In addition, options exercisable for approximately                 million shares and other equity incentive awards for approximately                  million shares of our common stock were outstanding as of the record date.

Common Stock

        Subject to the rights of holders of preferred stock then outstanding and to applicable law, holders of common stock exclusively possess all voting power and are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Except as set forth below, the affirmative vote of a majority of outstanding shares of common stock is required to approve all matters requiring stockholder approval. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock outstanding can select all of the directors, subject to the rights of a majority of the continuing directors to fill vacancies and newly created directorships. In addition, supermajority voting requirements apply in respect of certain stockholder actions. See "—Provisions Having Possible Anti-takeover Effects."

        Holders of common stock have no preemptive rights to subscribe for any additional securities that the Company may issue and there are no redemption provisions or sinking fund provisions applicable to the common stock, nor is the common stock subject to calls or assessments by us. In the event of our liquidation, dissolution or winding up, holders of the shares of common stock are entitled to share equally, share-for-share, in the assets available for distribution after payment to all our creditors, subject to the rights, if any, of the holders of any outstanding shares of preferred stock.

        The transfer agent for our common stock is Mellon Investor Services LLC.

        Our common stock is traded over the counter under the symbol FMXL.PK.

        Certain trading restrictions applicable to transfers of our common stock contained in our second amended and restated certificate of incorporation were made inapplicable by action of our Board of Directors, effective on February 12, 2007.

Preferred Stock

        Pursuant to our second amended and restated certificate of incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock from time to time in one or more series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and relative, participating, optional and other special rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Because our Board of Directors has such power to establish the powers, preferences and rights of each series, it may afford the holders of any preferred stock preferences, powers and rights (including voting rights) senior to the rights of the holders of common stock.

Series D Convertible Preferred Stock

        We may issue shares of the Series D convertible preferred stock, par value $0.01 per share, to the Curing Significant Equityholders pursuant to the equity cure letters. The Series D preferred stock will not be listed on any national securities exchange. There is no current market for the Series D preferred stock and we do not expect one to develop. Set forth below is a description of the terms of the Series D preferred stock.

  Voting Rights

        Holders of shares of the Series D preferred stock do not have voting rights, except that actions that adversely affect or otherwise alter or change any of the rights of the Series D preferred stock in any respect or that otherwise would be inconsistent with the certificate of designations for the Series D preferred stock require the affirmative vote or consent of 80% of the shares of Series D preferred stock outstanding, voting or consenting as a separate class, with each holder being entitled to one vote per share.

  Dividends

        Holders of the shares of Series D preferred stock are entitled to receive, in respect of each share of Series D preferred stock, the greater of (i) dividends which will be cumulative and accrue daily from the date of issuance and will be payable by increases in the liquidation preference at a rate equal to 4.5% per annum, compounding monthly and (ii) dividends, if any, paid on our common stock on an as-converted basis (in lieu of dividends described in clause (i)).

  Liquidation Preference

        Upon a liquidation event (but excluding mergers or similar transactions), the holders of Series D preferred stock will be entitled to receive, in cash, in preference to payments to our common stock or any other securities ranking junior to the Series D preferred stock, an amount equal to the greater of (i) the sum of (A) the original liquidation preference of the Series D preferred stock as issued plus (B) all monthly additions to the accrued liquidation preference specified in the certificate of designations for the Series D preferred stock and (C), without duplication of any amounts referred to in clause (B), all accrued and unpaid dividends (in each case, as appropriately adjusted for stock splits, recapitalization and similar events) with respect to each share of Series D preferred stock and (ii) the amount of dividends and liquidation distributions that would be received by the holders of common stock on an as-converted basis.

  Conversion of the Series D Preferred Stock

        The Series D preferred stock is convertible into common stock as follows:

        Conversion at the option of the holders.    The holders of Series D preferred stock may convert their shares into shares of our common stock at any time prior to the one-year anniversary of the first date on which shares of the Series D preferred stock are issued pursuant to the Series D certificate of designations. We refer to such date as the Series D Anniversary Date. If the shares of Series D preferred stock are converted within 10 days of the consummation of a rights offering that has occurred within 90 days of the first issuance of such shares, then the price per share of the shares of common stock to be received upon conversion of the Series D preferred stock will equal the price per share of common stock in such rights offering. In all other instances, the price per share will equal the average trading price of our common stock for the 30 trading day period ending on the fifth trading day immediately preceding the conversion date.

        Conversion at our option.    We may convert, at the conversion prices described in the Series D certificate of designations, the shares of Series D preferred stock into shares of our common stock on either (1) the tenth business day following the consummation of a rights offering by us within 90 days of the first date on which shares of Series D preferred stock are issued or (2) the Series D Anniversary Date, if no rights offering is consummated prior to the 90th day following the first date on which shares of Series D preferred stock are issued.

        Rights offering credit.    The Series D certificate of designations provides that in any rights offering, each holder of Series D preferred stock may elect, at its option, either (1) to credit the liquidation preference for the Series D preferred stock toward any financial commitment such holder may have in respect of common stock not acquired pursuant to such rights offering, (2) to separately satisfy such commitment and to have such conversion result in the issuance of shares of our common stock in addition to those acquired in the rights offering, or (3) to elect a combination of (1) and (2). Under the equity commitment agreement, D. E. Shaw and Sigma will not apply their respective crediting rights under clause (1).

        However, in the case of Sigma, (A) the shares of the Series D preferred stock shall not be convertible by Sigma or us to the extent (but only to the extent) that, if converted, Sigma, together with its affiliates, would beneficially own in excess of 9.9% of the outstanding shares of our common stock, and (B) at no point in time will the shares of Series D preferred stock be converted into any number of shares of our common stock that would (i) result in the total beneficial ownership by Sigma, together with its affiliates, upon such conversion, to be in excess of 9.9% of the total outstanding shares of our common stock or (ii) result in the total beneficial ownership by Sigma, together with its affiliates, upon such conversion, to be in excess of 9.9% of the total outstanding amount of any of our equity securities. Sigma has the right to decrease or increase this percentage upon 61 days' advance notice to us.

        Splits and recapitalization.    Appropriate adjustments shall be made to the conversion rights of the Series D preferred stock for stock splits, recapitalization and similar events.

Series E Preferred Stock

        We may issue shares of the Series E preferred stock, par value $0.01 per share, to the Curing Significant Equityholders pursuant to the equity cure letters. The Series E preferred stock will not be listed on any national securities exchange. There is no current market for the Series E preferred stock and we do not expect one to develop. Set forth below is a description of the terms of the Series E preferred stock.

  Voting Rights

        Holders of shares of the Series E preferred stock do not have voting rights, except that actions that adversely affect or otherwise alter or change any of the rights of the Series E preferred stock in any respect or that otherwise would be inconsistent with the certificate of designations for the Series E preferred stock require the affirmative vote or consent of 80% of the shares of Series E preferred stock outstanding, voting or consenting as a separate class, with each holder being entitled to one vote per share.

  Dividends

        Holders of the shares of Series E preferred stock are entitled to receive, in respect of each share of Series E preferred stock, dividends at a rate equal to 9.0% per annum, compounding monthly. Dividends on the Series E preferred stock will be cumulative and accrue daily from the date of issuance and will be payable by increases in the liquidation preference.

  Liquidation Preference

        Upon a liquidation event (but excluding mergers or similar transactions), the holders of Series E preferred stock will be entitled to receive, in cash, in preference to payments to our common stock or any other securities ranking junior to the Series E preferred stock, an amount equal to the sum of (A) the original liquidation preference of the Series E preferred stock as issued plus (B) all monthly additions to the accrued liquidation preference specified in the certificate of designations for the Series E preferred stock and (C), without duplication of any amounts referred to in clause (B), all accrued and unpaid dividends (in each case, as appropriately adjusted for stock splits, recapitalization and similar events) with respect to each share of Series E preferred stock.

  Redemption of the Series E Preferred Stock

        The Series E preferred stock is redeemable as follows:

        Redemption at the option of the holders.    At any time beginning on the date that is six months and one day following the latest of the maturity dates of our first lien term loan facility and second lien term loan facility and the stated termination date under our revolving credit facility, each holder of shares of Series E preferred stock may require us to repurchase for cash, at a price per share equal to the accrued liquidation preference (as defined in the certificate of designations for the Series E preferred stock) on the repurchase date, all or a portion of such holder's shares of Series E preferred stock. However, we are not required to repurchase shares of Series E preferred stock if prohibited by the terms of our first lien term loan facility, second lien term loan facility or revolving credit facility.

        Redemption at our option.    We may redeem the Series E preferred stock, in whole or in part, by paying cash per share equal to the accrued liquidation preference (as defined in the certificate of designations for the Series E preferred stock).

        Rights offering credit.    The Series E certificate of designations provides that in connection with any rights offering, each holder of Series E preferred stock may elect, at its option, to credit the accrued liquidation preference (as defined in the certificate of designations for the Series E preferred stock) of such holder's Series E preferred stock, in whole or in part, toward any financial commitment such holder may have in respect of such rights offering. Under the equity commitment agreement, D. E. Shaw and Sigma will not apply their respective crediting rights.

Provisions Having Possible Anti-takeover Effects

        Our second amended and restated certificate of incorporation and our amended and restated by-laws contain provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions which may involve an actual or threatened change of control. The provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our assets. The provisions are also intended to discourage certain tactics that may be used in proxy fights. Set forth below is a description of such provisions in our second amended and restated certificate of incorporation and amended and restated by-laws.

        Our amended and restated by-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of our Board of Directors, of candidates for election as directors and with regard to certain other matters to be brought before an annual meeting of our stockholders. In general, we must receive notice not less than ten or more than 60 days before the date of the meeting, which must contain certain specified information concerning the matters to be brought before the meeting and the stockholder submitting the proposal. In the event of a nomination of a director by a stockholder of record, the stockholder is required to give notice to this effect to the Secretary of the Company not later than the 90th day or earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting, subject to certain exceptions. Except as otherwise provided for with respect to the rights of the holders of preferred stock, vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum. Except for directors elected by the holders of preferred stock, directors may be removed from office only by the affirmative vote of holders of 85% or more of the outstanding shares of voting stock at a meeting of stockholders called for that purpose.

        Our second amended and restated certificate of incorporation further provides that in addition to any affirmative vote required by law, our amended and restated by-laws may be altered, amended or repealed by (a) our Board of Directors, by an affirmative vote of at least a majority of the then-authorized number of directors, or (b) by the stockholders by the affirmative vote of a majority of the combined voting power of the then-outstanding voting stock voting together as a single class. In addition, our second amended and restated certificate of incorporation provides that whenever any vote of the stockholders is required by law to amend, alter, repeal or rescind any provision thereof, then, in addition to any affirmative vote required by law or any required vote of the holders of preferred stock, the affirmative vote of a majority of the then-authorized number of directors and the affirmative vote of a majority of the combined voting power of the then-outstanding shares of voting stock voting together as a single class is required to amend, alter, repeal or rescind our second amended and restated certificate of incorporation, provided that any change to the provisions of our second amended and restated certificate of incorporation relating to stockholder consents, liability of directors, indemnification, business combinations, Section 203 of the Delaware General Corporation Law, or DGCL, or amendments to our charter documents or any related definitions must be approved by the affirmative vote of the holders of at least 85% of the combined voting power of the outstanding shares of our voting stock voting together as a single class.

        We have elected not to be governed by Section 203 of the DGCL. Our second amended and restated certificate of incorporation provides, however, that in addition to any other vote required by law, a business combination involving any merger or consolidation of the Company or any subsidiary with or into any Related Person (defined in our second amended and restated certificate of incorporation to generally include any person, entity or group which beneficially owns 10% or more of our outstanding voting stock or which, within two years prior thereto, held such amount of voting stock; provided, however, that the Company or any subsidiary are deemed not to be a Related Person) or any other entity that, after such merger or consolidation, would be an affiliate or associate of a Related Person (we refer to any such transaction as a "Business Combination"), requires that the consideration received by the holders of our common stock (other than the Related Person involved in the Business Combination) be fair from a financial point of view as determined by our independent directors, who shall have the authority, but not the obligation, to engage independent counsel and bankers at our expense for purposes of making this determination, subject to a budget that is reasonably acceptable to our Board of Directors. Pursuant to our plan of reorganization, the Emergence Significant Equityholders had the right to nominate four of our directors, which directors would continue until the first annual meeting of stockholders after the effective date of the plan of reorganization, which meeting will not take place until at least 12 months after the effective date. The effective date under the plan of reorganization was February 12, 2007. We currently plan to hold the 2008 annual meeting of stockholders on or about July 17, 2008.

Limitation on Directors' and Officers' Liability

        Our second amended and restated certificate of incorporation limits the personal liability of our directors to us or our stockholders to the fullest extent permitted by DGCL. Accordingly, pursuant to the terms of the DGCL presently in effect, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duties as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification

        We, as a Delaware corporation, are empowered by the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been our director, officer, employee or agent. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        In addition, our second amended and restated certificate of incorporation, provides that, to the fullest extent permitted by the DGCL, we will indemnify any person who is involved in legal proceedings, including an action by or in the right of the Company, by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the Company's request as a director, officer, manager, trustee, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise while serving as a director or officer of the Company, provided that except as otherwise provided in our second amended and restated certificate of incorporation, in the case of a proceeding initiated by an indemnitee, the Company shall indemnify any indemnitee only if such proceeding was authorized by the Board. The Company is also required to advance to directors, officers and any other person entitled to indemnification, payments for their expenses incurred in defending a proceeding to which indemnification might apply, provided that, if required by the DGCL, the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified. In addition, our second amended and restated certificate of incorporation specifically provides that the indemnification rights granted thereunder are non-exclusive.

        We maintain an insurance policy providing for indemnification of our officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

SHARES ELIGIBLE FOR FUTURE SALE

        We cannot make any prediction as to the effect, if any, that sales of our common stock or the availability of our common stock for sale will have on the market price of our common stock. The market price of our common stock could decline because of the sale of a large number of shares of our common stock or the perception that such sales could occur. See "Risk Factors—Risks Relating to Our Common Stock—Substantial future sales of shares of our common stock in the public market could cause our stock price to fall."

Sale of Restricted Shares

        As of the record date, we had approximately                 million shares of our common stock issued and outstanding, all of which are freely tradable without restrictions (excluding any limitations to which holders of these shares that are affiliates of ours may be subject under Rule 144 under the Securities Act and excluding restricted or deferred shares that are subject to vesting). Based upon the number of shares outstanding as of the record date, upon consummation of the Transactions and assuming full participation (other than by the Significant Equityholders) in the offerings during each offering's early participation period, we expect to have approximately                 million shares of common stock outstanding, excluding approximately                 million shares underlying outstanding stock options or other equity incentive awards, which would result in a substantial increase in our public float. The shares issued upon exercise of rights in this rights offering and pursuant to the second lien term loan offering (including as payment of the early participation premium in each of the offerings) will be freely tradable without restriction under the Securities Act, except that any such shares acquired by the Significant Equityholders pursuant to the exercise of rights relating to their shares of our common stock, through participation in the second lien term loan offering and pursuant to the equity commitment agreement, including any shares issued to the Significant Equityholders in payment of the put option premium under the equity commitment agreement, and shares held by our "affiliates," as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the restrictions of Rule 144 under the Securities Act or pursuant to an effective registration statement.

Rule 144

        In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliate holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the restrictions of Rule 144.

        A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported on the Pink Sheets and the OTCBB during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Options and Equity Awards

  Stock Award Plans

        Capacity and Availability.    The Foamex International Inc. 2002 Stock Award Plan, as amended, or the 2002 Stock Award Plan, provides for the issuance of nonqualified and incentive stock options for our common stock. Eligibility extends to our employees, directors and consultants, including those of our subsidiaries and affiliates. As of the record date, 1,150,000 shares of our common stock are reserved for issuance under the 2002 Stock Award Plan.

        The 2002 Stock Award Plan also provides for stock appreciation rights, restricted stock, phantom stock units, performance share units and/or stock bonuses, although none of these awards have been issued. Of the 1,150,000 shares of our common stock reserved under our 2002 Stock Award Plan, 125,000 of these shares are available for awards of restricted stock, phantom stock units, performance share units and/or stock bonuses. As of the record date, options to purchase                shares of our common stock, which were issued under our 2002 Stock Award Plan, were outstanding.

        The 1993 stock option plan, as amended, or the 1993 Stock Option Plan, provided for the issuance of nonqualified and incentive stock options for our common stock. Our officers and executives, including those of our subsidiaries and affiliates, were eligible to participate. During the fourth quarter of 2003, the 1993 Stock Option Plan expired according to the provisions of the plan. Consequently, no further options can be granted under the plan. Options outstanding on the expiration date continue to be available for the issuance of our common stock under the terms and conditions at their grant. As of the record date, options to purchase                shares of our common stock, which were issued under our 1993 Stock Option Plan, were outstanding.

        The price and terms of options under the plans discussed above is at our discretion, except that the term of the options cannot exceed ten years.

  Management Incentive Plan

        Our 2007 Management Incentive Plan, or MIP, is generally intended to provide bonuses that may qualify as performance-based compensation within the meaning of Section 162(m) of the IRC. Under the terms of the MIP, our compensation committee may from time to time grant options to purchase our common stock. The MIP also provides for stock appreciation rights, restricted stock, phantom stock units, performance share units and/or stock bonuses and certain cash incentive awards. The individuals who will be eligible to receive incentive awards pursuant to the MIP are those employees, directors and consultants whom the committee shall select from time to time. The maximum number of shares of our common stock that may be issued in connection with stock incentive awards granted under the MIP will not exceed 2,325,000 shares of our common stock in the aggregate. As of the record date, awards covering                shares of our common stock had been granted under the MIP.

        On May 22, 2007, we filed a registration statement on Form S-8 to register the shares of our common stock reserved for issuance under the MIP. All of the shares of our common stock issuable pursuant to awards granted under the MIP are freely tradable without restrictions under the Securities Act, except to the extent that shares are held by an affiliate of ours or are subject to other contractual restrictions. On January 18, 2008, our Compensation Committee elected to modify the MIP by deleting language that enabled the Compensation Committee to reduce or eliminate awards previously approved by the Compensation Committee.

        In connection with the Transactions, we intend to increase the number of shares of our common stock issuable under the MIP to                .

Registration Rights Agreements

        In connection with our plan of reorganization, we and the Emergence Significant Equityholders entered into a registration rights agreement dated as of February 12, 2007 pursuant to which the Emergence Significant Equityholders have demand and piggyback registration rights with respect to the public resale of shares of our common stock held by them. The registration rights agreement entitles each of the Emergence Significant Equityholders to make two demands for registration of all or part of each Emergence Significant Equityholder's common stock that is subject to the registration rights agreement, subject to certain conditions and exceptions. No demand shall qualify as such unless made by the Emergence Significant Equityholders holding at least 25% of the aggregate number of outstanding shares of our common stock, and unless at least 25% of such aggregate number of outstanding shares of our common stock shall be included to be sold in each registration statement. In addition, the piggyback registration rights provide that, subject to certain conditions and exceptions, if we propose to file a registration statement under the Securities Act with respect to an offering of equity securities on a form that would permit the registration of our common stock held by the Emergence Significant Equityholders that is subject to the registration rights agreement, then we will offer each of the Emergence Significant Equityholders the opportunity to register all or part of their shares of our common stock that are subject to the registration rights agreement on the terms and conditions set forth in the registration rights agreement. The Emergence Significant Equityholders also have unlimited rights to register our common stock that is subject to the registration rights agreement on Form S-3, if and when we qualify to use such form. Under the registration rights agreement, we will pay customary fees and expenses in connection with any registration, including the reasonable fees and expenses of counsel for the Emergence Significant Equityholders. The Emergence Significant Equityholders have waived their rights under this registration rights agreement with regard to this rights offering.

        In connection with the Transactions, we will enter into a registration rights agreement with the Significant Equityholders on terms substantially similar to the registration rights agreement described above.

PLAN OF DISTRIBUTION

        We intend to distribute rights certificates and copies of this prospectus to those persons who were holders of our common stock on                , 2008, the record date for this rights offering, following the effective date of the registration statement of which this prospectus is a part. Each right issued to holders of our common stock is a right to purchase                shares of our common stock.

        We will distribute the shares of our common stock acquired in this rights offering after the closing of this rights offering, which is expected to be on or before                , 2008. No interest will be paid on funds transmitted in connection with any exercise of rights.

        We are offering the shares of our common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in this rights offering and no commissions, fees or discounts will be paid in connection with this rights offering. Mellon Bank N.A. is acting as rights agent and Mellon Investor Services LLC is acting as information agent for this rights offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

        The Significant Equityholders are not soliciting participation by the holders of rights in this rights offering or engaging in any other marketing or sales activity in connection therewith.

        We will pay all customary fees and expenses of the rights agent and the information agent related to this rights offering. We also have agreed to indemnify the rights agent and the information agent from liabilities that they may incur in connection with this rights offering.

        We have applied for qualification of this rights offering with certain state securities commissions. Prior to the commencement of this rights offering, we will advise residents of any such state if the securities commission in that state has disapproved this rights offering, or has imposed any conditions or limitations on this rights offering in such state. Such disapproval would result in holders of rights in that state not being able to exercise their rights in this rights offering, and such conditions or limitations could affect the terms of this rights offering with respect to holders of rights in that state. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

        Although we have filed an application with the Department of Corporations of the State of California in order to permit us to accept the exercise of rights from residents of the State of California, the Department of Corporations has not approved our application. Unless our application is approved in the State of California prior to the expiration of this rights offering, we will not be permitted to accept the exercise of rights from residents of the State of California and residents of the State of California will not be permitted to purchase shares in this rights offering.

        The aggregate amount of common stock we are offering to Arizona residents pursuant to this rights offering is limited to $500,000, and we will not issue more than this amount of common stock to rights holders residing in Arizona upon exercise of their rights. Therefore, if the rights agent receives exercise documentation that otherwise would require us to issue to Arizona residents more than $500,000 (or approximately 0.8 million shares) of common stock, we will issue to all such exercising stockholders their pro rata portion of such amount of our common stock and return the excess payment amount, if any, to such stockholders, without interest, as soon as practicable after the expiration date of this rights offering.

        Certain of the Significant Equityholders and/or their affiliates are lenders under our secured credit facilities, including our second lien term loan facility, a portion of which is expected to be assigned to us in connection with the second lien term loan offering, and our first lien term loan facility, a portion of which is expected to be repaid with the net cash proceeds of this rights offering. We entered into amendments to our second lien term loan facility and our first lien term loan facility to permit the assignment of loans to us under our second lien term loan facility in the second lien term loan offering. In connection with the amendment to our second lien term loan facility, we paid an aggregate consent fee of $420,000 to lenders under our second lien term loan facility who agreed to such amendment, including D. E. Shaw, Sigma and Chilton. In connection with the amendment to our first lien term loan facility, we paid an aggregate consent fee of approximately $3.5 million to lenders under our first lien term loan facility who agreed to such amendment, including Chilton.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the anticipated material federal income tax consequences to holders (the "Holders") of our common shares ("Existing Common Shares") relating to the receipt, exercise and expiration of subscription rights ("Rights") in this rights offering (the "Rights Offering") and the ownership and disposition of newly-issued common shares ("Additional Common Shares") received as a result of the exercise of the Rights.

        This discussion is not intended to be, and should not be construed as, legal or federal income tax advice with respect to any Holder because it does not take into account the individual facts and circumstances of any particular Holder that may affect the federal income tax consequences to such Holder. Each Holder should consult its own tax advisor regarding the federal, state, local and foreign tax consequences of the receipt, exercise and expiration of Rights or the ownership and disposition of Additional Common Shares. Unless otherwise indicated, the meanings assigned to capitalized terms in this Section "United States Federal Income Tax Considerations" are only valid in this Section.

Scope of This Discussion

        This discussion is based on the United States Internal Revenue Code of 1986, as amended (the "IRC"), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practices, and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the Internal Revenue Service (the "IRS") or the U.S. courts, and no assurance can be given that the conclusions reached in this discussion will not be challenged by the IRS or will be sustained by a U.S. court if so challenged. In addition, we have not requested, and do not intend to request, a ruling from the IRS regarding any of the federal income tax consequences of the receipt, exercise and expiration of Rights or the ownership and disposition of Additional Common Shares to the U.S. Holders.

        This discussion does not address the federal income tax consequences to certain categories of Holders subject to special rules, including Holders that are (i) banks, financial institutions, or insurance companies, (ii) regulated investment companies, real estate investment trusts or cooperatives, (iii) brokers or dealers in securities or currencies or traders in securities or currencies that elect to apply a mark-to-market accounting method, (iv) tax-exempt organizations, (v) holders that own common shares in the Company as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment, (vi) holders that acquired common shares in the Company in connection with the exercise of stock options or otherwise as compensation for services, and (vii) U.S. expatriates. In addition, this discussion does not address any U.S. federal alternative minimum tax, U.S. federal estate, gift or other non-income tax; or any state, local or non-U.S. tax consequences of the receipt, exercise and expiration of Rights or the ownership and disposition of Additional Common Shares.

Consequences to U.S. Holders

U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Existing Common Shares that is (a) a citizen or an individual resident of the United States for U.S. federal income tax purposes, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any political subdivision thereof, including the States and the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust which (i) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) beneficially owns Existing Common Shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that beneficially owns Existing Common Shares should consult their own tax advisors as to the U.S. federal income, U.S. state and local and non-U.S. tax consequences of the receipt, exercise and expiration of Rights or the ownership and disposition of Additional Common Shares.

Rights

  Receipt of Rights

        A U.S. Holder of Existing Common Shares will generally not recognize income or gain on the receipt of Rights in the Rights Offering. Assuming that the receipt of the Rights is not taxable, the U.S. Holder's tax basis in the Rights will depend on the relative fair market value of the Rights and the Existing Common Shares at the time the Rights are distributed. If a Right has a fair market value equal to at least 15% of the fair market value of an Existing Common Share on the date of the distribution, each U.S. Holder must allocate its tax basis in its Existing Common Shares between the Existing Common Shares and the Rights received in proportion to their fair market values on the date of distribution. If a Right has a fair market value that is less than 15% of the fair market value of an Existing Common Share on the date of distribution, each U.S. Holder's tax basis in the Rights will be zero unless the holder elects to allocate its tax basis in all of its Existing Common Shares in the manner described in the previous sentence. A U.S. Holder makes this election by attaching a statement in its tax return for the year in which the Rights are received. The election, once made, is irrevocable. A U.S. Holder making this election must retain a copy of the election and the tax return with which it was filed to substantiate the gain or loss recognized on any later sale of Additional Common Shares received upon exercise of its Rights. We believe that a Right will have a fair market value of less than 15% of the fair market value of an Existing Common Share on the date of the distribution.

  Exercise of Rights

        A U.S. Holder will not recognize gain or loss on exercise of a Right. The U.S. Holder's tax basis in Additional Common Shares acquired through exercise of the Right will equal the sum of the exercise price for the Right and the holder's tax basis, if any, in the Right determined as described under "Receipt of Rights" above. The holding period for the Additional Common Shares acquired through exercise of the Right will begin on the exercise date.

  Expiration of Rights

        A U.S. Holder that allows a Right to expire will not recognize gain or loss, and any tax basis allocated to the expired Right will be re-allocated to the Holder's Existing Common Shares.

Ownership and Disposition of Additional Common Shares

        The U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of common shares in the Company are the same whether they relate to the Holder's Existing Common Shares or its Additional Common Shares.

  Dividends

        The gross amount of any distribution of cash or property (other than in liquidation) made to a U.S. Holder with respect to common shares in the Company generally will be includible in income by a U.S. Holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of the Company as determined under U.S. federal income tax principles. A distribution, which is treated as a dividend for U.S. federal income tax purposes, may qualify for the 70% dividends-received deduction if such amount is distributed to a U.S. Holder that is a corporation and certain holding periods and taxable income requirements are satisfied. Any dividend received by a U.S. Holder that is a corporation is subject to the "extraordinary dividend" provisions of the IRC, however.

        A distribution in excess of the Company's current and accumulated earnings and profits will first be treated as a tax-free return of capital to the extent of a U.S. Holder's adjusted tax basis in its common shares in the Company and will be applied against and reduce such basis on a dollar-for-dollar basis (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent disposition of common shares). To the extent that such distribution exceeds the U.S. Holder's adjusted tax basis, the distribution will be treated as capital gain, which will be treated as long-term capital gain if such U.S. Holder's holding period in its common shares exceeds one year as of the date of the distribution and otherwise will be short-term capital gain. Dividends received by non-corporate U.S. Holders before January 1, 2011 may be "qualified dividend income" to such U.S. Holder. If certain holding period and other requirements are met, qualified dividend income is currently subject to a maximum rate of U.S. federal income tax of 15% to a U.S. Holder that is not a corporation, including individuals.

  Sale, Exchange or Other Taxable Disposition of Common Shares

        For U.S. federal income tax purposes, a U.S. Holder will generally recognize gain or loss on the sale, exchange, or other taxable disposition of any of its common shares in an amount equal to the difference between (a) the dollar value of the amount realized for the common shares and (b) the U.S. Holder's adjusted tax basis in the common shares. Such gain or loss will be a capital gain or loss. Capital gains of non-corporate taxpayers, including individuals, derived with respect to a sale, exchange, or other disposition prior to January 1, 2011 of common shares held for more than one year are subject to a maximum federal income tax rate of 15%. The deductibility of capital losses is subject to limitations.

Consequences to Non-U.S. Holders

Non-U.S. Holders

        A "non-U.S. Holder" is a beneficial owner of Existing Common Shares other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes. Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income, U.S. state and local and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) of the receipt, sale, exchange or other disposition exercise and expiration of the Rights and the ownership and disposition of Additional Common Shares.

Rights

        A non-U.S. Holder of Existing Common Shares should generally not be subject to U.S. federal income tax with respect to Rights as a result of the receipt, exercise or expiration of such Rights.

Ownership and Disposition of Additional Common Shares

        U.S. federal income tax consequences to a non-U.S. Holder of the ownership and disposition of common shares in the Company are the same whether they relate to the holder's Existing Common Shares or its Additional Common Shares.

  Dividends

        Dividends paid to a non-U.S. Holder on common shares will generally be subject to U.S. withholding tax at a rate of 30%. The withholding tax may not apply, however, or may apply at a reduced rate, under terms of a tax treaty between the United States and the non-U.S. Holder's country of residence. Generally, a non-U.S. Holder must demonstrate its entitlement to treaty benefits by providing an IRS Form W-8 BEN (or other applicable form), certifying under penalty of perjury that such holder is not a U.S. person and is entitled to treaty benefits. If the common stock is held through certain foreign intermediaries, other forms of certification complying with the requirements of applicable U.S. Treasury Regulations may be required. Special certification and other requirements may apply to certain non-U.S. Holders that are not individuals.

  Sale, Exchange or Other Taxable Disposition of Common Shares

        Except as described below and subject to the discussion concerning backup withholding, any gain realized by a non-U.S. Holder on the sale, exchange or disposition of common shares will generally not be subject to U.S. federal income tax unless: (a) the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, and where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. Holders; (b) in the case of a non-U.S. Holder who is an individual and holds the common stock as a capital asset, such Holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; (c) the non-U.S. person is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the United States); or (d) the Company is or has been a "United States real property holding corporation" for U.S. federal income tax purposes during the five-year period ending on the date of the sale, exchange or other disposition. The Company does not believe that it is currently a "United States real property holding corporation," that it has been one during the last five years or that it will become one in the future.

Information Reporting and Backup Withholding Tax

        The IRC imposes backup withholding tax, currently at the rate of 28%, on certain payments, including payments of dividends and proceeds paid by brokers to their customers, if a taxpayer (a) fails to furnish its correct taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect taxpayer identification number, (c) is notified by the IRS that it has previously failed to report properly items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such taxpayer has furnished its correct taxpayer identification number and that the IRS has not notified such taxpayer that it is subject to backup withholding tax (generally on Form W-9). However, taxpayers that are corporations generally are excluded from these information reporting and backup withholding tax rules.

        The information reporting and backup withholding rules do not apply to payments that are subject to 30% withholding tax on dividends paid to nonresidents, or to payments that are subject to a lower withholding tax rate or exempt from tax by application of a tax treaty or special exception. Therefore, payments of dividends on common stock will generally not be subject to information reporting or backup withholding if a non-U.S. Holder certifies its nonresident status as described above. In addition, payments made to non-U.S. Holders by a broker upon a sale of a common share will generally not be subject to information reporting or backup withholding as long as the non-U.S. Holder certifies its foreign status.

        Backup withholding is not an additional U.S. federal income tax. Any amounts withheld under the backup withholding tax rules will be allowed as a credit against a taxpayer's federal income tax liability, if any, or will be refunded to the extent it exceeds such liability, if such taxpayer furnishes required information to the IRS. A taxpayer that does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. Each taxpayer should consult its own tax advisor regarding the information reporting and backup withholding tax rules.

Net Operating Losses

        As of December 30, 2007, we had approximately $288.7 million of NOLs with which to offset our future taxable income. Section 382 of the IRC, however, limits a corporation's utilization of an NOL following a Section 382 ownership change. We have determined that we had a Section 382 ownership change upon our emergence from bankruptcy on February 12, 2007. For the portion of the tax year prior to this ownership change and the June 2001 ownership change, an annual NOL limitation of approximately $21.0 million would be applicable on a pro rata basis. Although the amount of the annual limitation has not been finally determined, we do not expect these existing annual limitations on the use of our NOLs to have a significant near-term impact on our cash flows or financial position.

        We believe, however, that it is likely, although not certain, that we will undergo another ownership change as a result of the Transactions. Whether an ownership change will occur as a result of the Transactions will depend on the degree of participation by our current stockholders in this rights offering and the lenders in the second lien term loan offering, as well as potential changes in share ownership resulting from market transactions. Even if we do not undergo an ownership change as a result of the Transactions, we still may undergo an ownership change at any time. Any ownership change would impose additional annual limitations and severely limit our ability to use our NOLs in the future.

        THE FOREGOING IS INTENDED ONLY AS A DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE AND EXPIRATION OF RIGHTS AND THE OWNERSHIP AND DISPOSITIONS OF ADDITIONAL COMMON SHARES, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX ADVISOR. THE ABOVE DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES OF A PARTICULAR HOLDER. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR.

LEGAL MATTERS

        Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, has passed on the legality of the common stock to be issued upon the exercise of the rights.

EXPERTS

        The consolidated financial statements and schedules of Foamex International Inc. and subsidiaries as of December 30, 2007 and December 31, 2006 and for each of the years in the three-year period ended December 30, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," effective January 2, 2006, Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)," effective December 31, 2006, and Financial Accounting Standards Board Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143," effective January 1, 2006.

        The consolidated financial statements of Foamex Asia Company Limited and its subsidiaries as of August 31, 2007 and December 31, 2006, and for the period from January 1, 2007 to August 31, 2007 and the year ended December 31, 2006, have been incorporated by reference herein in reliance upon the report of KPMG Phoomchai Audit Ltd., certified public accountant, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-1 to register this rights offering. This prospectus, which forms a part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and our securities, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

        You should rely only upon the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than that on the front cover of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth an estimate of the costs and expenses payable by the registrant in connection with this rights offering:

SEC Registration Fee	$4,520
Printing and Engraving Expenses	75,000
Accounting Fees and Expenses	100,000
Financial Advisory Fees and Expenses	700,000
Legal Fees and Expenses	1,150,000
Lender Consent Fees	1,935,000
Information Agent's Fees and Expenses	25,000
Rights Agent's Fees and Expenses	12,500
Miscellaneous Expenses	12,980

Total	$4,015,000

Item 14.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law, or the DGCL, provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement), actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

        Our second amended and restated certificate of incorporation, provides that, to the fullest extent permitted by the DGCL, we will indemnify any person who is involved in legal proceedings, including an action by or in the right of the Company, by reason of the fact that the person is or was a director or officer of the Company, or is or was serving at the Company's request as a director, officer, manager, trustee, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise while serving as a director or officer of the Company, provided that except as otherwise provided in our second amended and restated certificate of incorporation, in the case of a proceeding initiated by an indemnitee, the Company shall indemnify any indemnitee only if such proceeding was authorized by the Board. The Company is also required to advance to directors, officers and any other person entitled to indemnification, payments for their expenses incurred in defending a proceeding to which indemnification might apply, provided that, if required by the DGCL, the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified. In addition, our second amended and restated certificate of incorporation specifically provides that the indemnification rights granted thereunder are non-exclusive.

        Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The Company maintains an insurance policy providing for indemnification of its officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 15.    Recent Sales of Unregistered Securities.

  (i)
  On February 12, 2007, in connection with the equity commitment agreement dated October 13, 2006, D. E. Shaw Laminar Portfolios, L.L.C. ("D. E. Shaw"), Goldman, Sachs & Co. ("Goldman"), Sigma Capital Associates LLC ("Sigma"), Par IV Master Fund, Ltd., and Sunrise Partners Limited Partnership exercised the call option and acquired a total of approximately 1.0 million shares of our common stock.

  (ii)
  On February 13, 2008, each of D. E. Shaw, Goldman and Sigma delivered equity cure letters to us, pursuant to which they have given commitments to purchase, if requested to do so by us and subject to certain conditions, in cash, either (A) shares of our new Series D preferred stock, (B) shares of our new Series E preferred stock or (C) any combination of Series D preferred stock or Series E preferred stock, for an aggregate amount of up to $20.0 million. In addition, we have agreed to pay an aggregate premium of $1.0 million to D. E. Shaw, Goldman and Sigma, payable in shares of our common stock. The number of shares issuable pursuant to such premium depends on the average trading price (as defined in the certificate of designations of our Series D preferred stock) of our common stock at the time of issuance.

  (iii)
  Pursuant to the equity commitment agreement, we entered into put option agreements with each of D. E. Shaw, Sigma, CGDO, LLC (as agent on behalf of Chilton Global Distressed Opportunities Master Fund, L.P.) and Q Funding III, L.P. (collectively, the "Significant Equityholders"), pursuant to which, subject to a limited number of conditions, we may require them to purchase an aggregate of $100.0 million of our common stock at $0.65 per share to the extent they did not do so in this rights offering or the second lien term loan offering. The put options expire on the earlier of (i) seven business days after the expiration of the offerings and (ii) March 31, 2009. We have agreed to pay the Significant Equityholders premiums in respect of their commitments, payable in shares of our common stock, of an aggregate of $8.625 million, at $0.65 per share.

        Each of the above transactions was entered into in reliance on the exemption from registration provided under Section 4(2) of the Securities Act. The shares issued or to be issued, as applicable, in each transaction were issued, or will be issued, as applicable, to persons or entities that had enough knowledge and experience to evaluate the risks and merits of the investment in the shares being issued or to be issued, as applicable, and were able to bear the economic risk involved in such an investment. The issuances were not or will not be, as applicable, effected using any form of general advertising or general solicitation. The recipients of securities represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be, as applicable, affixed to any share certificates issued. Each recipient had access to adequate information about us.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.3	First Amended Joint Plan of Reorganization filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on October 23, 2006 (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International Inc. ("Foamex International") reporting an event that occurred on October 24, 2006).
2.4
Second Amended Joint Plan of Reorganization filed with the Bankruptcy Court on November 27, 2006 (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on November 27, 2006).
3.1	Certificate of Limited Partnership of Foamex L.P. (incorporated herein by reference to the Exhibit to Foamex L.P.'s Registration Statement on Form S-1, Registration No. 33-69606).
3.2.1
Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P., dated as of December 14, 1993, by and among FMXI, LLC ("FMXI") and Trace Foam Company, Inc. ("Trace Foam"), as general partners, and Foamex International as a limited partner (the "Partnership Agreement") (incorporated herein by reference to the Exhibit to Foamex L.P.'s Registration Statement on Form S-1, Registration No. 33-69606).
3.2.2
First Amendment to the Partnership Agreement, dated June 28, 1994 (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended January 1, 1995).
3.2.3
Second Amendment to the Partnership Agreement, dated June 12, 1997 (incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex International reporting an event that occurred on June 12, 1997).
3.2.4
Third Amendment to the Partnership Agreement, dated December 23, 1997 (incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex L.P., Foamex Capital Corporation ("FCC") and Foamex International reporting an event that occurred on December 23, 1997).
3.2.5
Fourth Amendment to the Partnership Agreement, dated February 27, 1998 (incorporated herein by reference to the Current Report on Form 8-K of Foamex International reporting an event that occurred on February 27, 1998).
3.2.6
Fifth Amendment to the Partnership Agreement, dated March 26, 2002 (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex L.P. and FCC for the quarterly period ended March 31, 2002).
3.2.7
Sixth Amendment to the Partnership Agreement, dated December 29, 2006 (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
3.3	Operating Agreement of FMXI (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).

3.4	Amendment to Operation Agreement of FMXI (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
3.7.1	Certificate of Incorporation of Foamex International (incorporated herein by reference to the Exhibit to Foamex L.P.'s Registration Statement on Form S-1, Registration No. 33-69606).
3.7.2
Amendment to Certificate of Incorporation of Foamex International (incorporated herein by reference to the Exhibit in the Registration Statement of Foamex International on Form S-4, Registration No. 333-30291).
3.7.3
Second Amended and Restated Certificate of Incorporation of Foamex International (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on February 9, 2007).
3.8	By-laws of Foamex International (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on February 9, 2007).
3.8.1	Amended and Restated By-laws of Foamex International (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on April 14, 2007).
3.9
Amended and Restated Certificate of Incorporation of Foamex Asia, Inc. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
3.11
Amended and Restated Certificate of Incorporation of Foamex Latin America, Inc. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
3.13
Amended and Restated Certificate of Incorporation of Foamex Mexico, Inc. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
4.9.1
Promissory Note, dated June 12, 1997, in the aggregate principal amount of $5,000,000, executed by Trace International Holdings, Inc. ("Trace Holdings") to Foamex L.P. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 1998).
4.9.2
Promissory Note, dated June 12, 1997, in the aggregate principal amount of $4,794,828, executed by Trace Holdings to Foamex L.P. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 1998).
4.18
Equity Commitment Agreement, dated as of October 13, 2006, by and among Foamex International Inc. and D. E. Shaw Laminar Portfolios, L.L.C., Goldman, Sachs & Co., Par IV Master Fund, Ltd., Sunrise Partners Limited Partnership, and Sigma Capital Associates, LLC. (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on October 13, 2006).
4.19
Registration Rights Agreement, dated as of February 12, 2007, between Foamex International and D. E. Shaw Laminar Portfolios, L.L.C., Goldman, Sachs & Co., Sigma Capital Associates, LLC, Par IV Master Fund, Ltd. and Sunrise Partners Limited Partnership (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on February 9, 2007).

4.20*
Equity Commitment Agreement dated April 1, 2008, among Foamex International, D. E. Shaw Laminar Portfolios, L.L.C., Sigma Capital Associates, LLC, CGDO, LLC (as agent on behalf of Chilton Global Distressed Opportunities Master Fund, L.P.) and Q Funding III, L.P.
4.21*	Put Option Agreement, dated April 1, 2008, between Foamex International and D. E. Shaw Laminar Portfolios, L.L.C.
4.22*	Put Option Agreement, dated April 1, 2008, between Foamex International and Sigma Capital Associates, LLC
4.23*	Put Option Agreement, dated April 1, 2008, between Foamex International, CGDO, LLC (as agent on behalf of Chilton Global Distressed Opportunities Master Fund, L.P.) and Q Funding III, L.P.
4.24†
Registration Rights Agreement among Foamex International, D. E. Shaw Laminar Portfolios, L.L.C., Sigma Capital Associates, LLC, CGDO, LLC (as agent on behalf of Chilton Global Distressed Opportunities Master Fund, L.P.) and Q Funding III, L.P.
4.25*	Equity Cure Letter, dated February 13, 2008, from D. E. Shaw Laminar Portfolios, L.L.C.
4.26*	Equity Cure Letter, dated February 13, 2008, from Goldman, Sachs & Co.
4.27*	Equity Cure Letter, dated February 13, 2008, from Sigma Capital Associates, LLC
5.1†	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
10.2
Shareholder Agreement, dated December 31, 1992, among Recticel, s.a. ("Recticel"), Recticel Holding Noord B.V., Foamex L.P., Beamech Group Limited, LME-Beamech, Inc., James Brian Blackwell, and Prefoam AG relating to a foam technology-sharing arrangement (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. and FCC for fiscal year ended January 3, 1993).
10.3
Asset Transfer Agreement, dated as of October 2, 1990, between Trace Holdings and Foamex L.P. (the "Trace Holdings Asset Transfer Agreement") (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.4
First Amendment, dated as of December 19, 1991, to the Trace Holdings Asset Transfer Agreement (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.5
Amended and Restated Guaranty, dated as of December 19, 1991, made by Trace Foam in favor of Foamex L.P. (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.6
Asset Transfer Agreement, dated as of October 2, 1990, between Recticel Foam Corporation ("RFC") and Foamex L.P. (the "RFC Asset Transfer Agreement") (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.7
First Amendment, dated as of December 19, 1991, to the RFC Asset Transfer Agreement (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).

10.10.5
The Foamex L.P. Hourly Pension Plan (formerly "The Foamex Products Inc. Hourly Employee Retirement Plan"), as amended December 31, 1995 (incorporated by reference to the Exhibit to the Form 10-Q of Foamex L.P. for the quarterly period ended September 28, 1997).
10.10.6	Foamex L.P. 401(k) Savings Plan effective October 1, 1997 (incorporated by reference to the Exhibit to the Form 10-Q of Foamex L.P. for the quarterly period ended September 28, 1997).
10.10.12
Foamex Supplemental Executive Retirement Plan, effective as of May 15, 2001 (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2001).
10.11.12
Form of Foamex International Code of Ethics for Director, Officers, Senior Management and Certain Other Employees (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. and FCC for the fiscal year ended December 28, 2003).
10.17
Salaried Incentive Plan of Foamex L.P. and Subsidiaries (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.17.2
Loan Agreement between Hua Kee Company Limited and Foamex Asia, Inc., dated as of July 8, 1997 (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.18.1
Joint Venture Agreement between Hua Kee Company Limited and Foamex Asia, Inc., amended and restated as of December 3, 2001 (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended June 30, 2001).
10.19
The Foamex L.P. Salaried Pension Plan (formerly, "The General Felt Industries, Inc. Retirement Plan for Salaried Employees"), effective as of January 1, 1995 (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for fiscal year ended January 2, 1994).
10.22
Foamex International Amended and Restated 1993 Stock Option Plan (incorporated herein by reference to the Appendix to Foamex International's definitive amended and restated proxy statement dated July 12, 2001).
10.23	Foamex International Non-Employee Director Compensation Plan (incorporated herein by reference to the Exhibit to Foamex L.P.'s Registration Statement on Form S-1, Registration No. 33-69606).
10.24
Foamex International Equity Incentive Plan for Non-Employee Directors (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended June 30, 2001).
10.25	Foamex International Key Employee Incentive Bonus Plan (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended June 30, 2001).
10.27
Amended and Restated Consulting Agreement, dated as of February 27, 2005, by and between Foamex L.P. and Robert J. Hay (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex L.P. and FCC for the quarterly period ended April 3, 2005).

10.30	Foamex International 2002 Stock Award Plan, as Amended and Restated (incorporated herein by reference to Foamex International's definitive proxy statement dated April 26, 2004).
10.45
Revolving Credit Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International the subsidiary guarantors of borrower party thereto, the financial institutions party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.46
Revolving Credit Security Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International, and the subsidiary guarantors of borrower party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.47
First Lien Term Credit Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International, as parent guarantor, the lending institutions party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.48
First Lien Term Security Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International, and the subsidiary guarantors of borrower party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.49
Second Lien Term Credit Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International, as parent guarantor, the lending institutions party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.50
Second Lien Term Security Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International, and the subsidiary guarantors of borrower party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.51
Employment Agreement, dated as of February 12, 2007, between Foamex International, Foamex L.P., and Raymond E. Mabus, Jr. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.52
Employment Agreement, dated as of February 12, 2007, between Foamex International, Foamex L.P., and Gregory J. Christian (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.53
Employment Agreement, dated as of February 12, 2007, between Foamex International, Foamex L.P., and Andrew M. Thompson (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).

10.54
Employment Agreement, dated as of February 12, 2007, between Foamex International, Foamex L.P., and Donald Phillips (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.55
Foamex International Inc. 2007 Management Incentive Plan (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.56
Separation Agreement, dated as of April 16, 2007, between Foamex International, Foamex L.P. and Raymond E. Mabus, Jr. (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended April 1, 2007).
10.57
Employment Agreement, dated as of April 16, 2007, between Foamex International, Foamex L.P. and John G. Johnson, Jr. (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended April 1, 2007).
10.58
Amended Employment Agreement, dated July 20, 2007, between Foamex International, Foamex L.P. and John G. Johnson, Jr. (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on July 20, 2007).
10.59
Supplemental Retirement Agreement, dated July 20, 2007, between Foamex International, Foamex L.P. and John G. Johnson, Jr. (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on July 20, 2007).
10.60
Employment Agreement, dated as of August 6, 2007, between Foamex International, Foamex L.P. and Robert M. Larney (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended July 1, 2007).
10.61
Employment Agreement, dated as of August 22, 2007, between Foamex International, Foamex L.P. and James B. Gamache (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended September 30, 2007).
10.62
Separation and Consulting Agreement, dated as of August 27, 2007, between Foamex International, Foamex L.P. and Gregory J. Christian (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended September 30, 2007).
10.63
Amended Employment Agreement, dated February 4, 2008, between Foamex International, Foamex L.P. and Andrew M. Thompson (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on February 4, 2008).
10.64
Amended Employment Agreement, dated February 1, 2008, between Foamex International, Foamex L.P. and Donald Phillips (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on February 4, 2008).
10.65
Employment Agreement, dated as of April 7, 2008, between Foamex International, Foamex L.P., and David Prilutski (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on April 4, 2008).
21	Subsidiaries of Foamex International (incorporated by reference to Exhibit 21 to the Form 10-K of Foamex International for the fiscal year ended December 30, 2007).
23.1*	Consent of Independent Registered Public Accounting Firm, KPMG LLP.
23.2*	Consent of Certified Public Accountant, KPMG Phoomchai Audit Ltd.

24.1*	Powers of Attorney (included on signature page of this Part II).
99.1*	Form of Rights Certificate.
99.2*	Form of Instructions for Completion of Foamex International Inc. Rights Certificate.
99.3*	Form of Nominee Holder Certification.
99.4*	Form of Beneficial Owner Election Form.
99.5*	Form of Letter to Stockholders.
99.6*	Form of Letter to Brokers, Dealers and Other Nominees.
99.7*	Form of Letter to Clients.

*
Filed herewith

†
To be filed by amendment

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Linwood, Pennsylvania on this 18th day of April, 2008.

FOAMEX INTERNATIONAL INC.
By	/s/ JOHN G. JOHNSON JR.

        Each person whose signature appears below constitutes and appoints John G. Johnson, Jr. and Robert M. Larney or either of them, as his true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this registration statement or amendments (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 18, 2008 by the following persons in the following capacities.

Signature	Title

/s/ JOHN G. JOHNSON, JR. John G. Johnson, Jr.	Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBERT M. LARNEY Robert M. Larney	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ROBERT B. BURKE Robert B. Burke	Director
/s/ SETH CHARNOW Seth Charnow	Director
/s/ EUGENE I. DAVIS Eugene I. Davis	Director
/s/ DAVID J. LYON David J. Lyon	Director
/s/ GREGORY E. POLING Gregory E. Poling	Director
/s/ THOMAS M. HUDGINS Thomas M. Hudgins	Director

EXHIBIT INDEX

Exhibit Number	Description
2.3	First Amended Joint Plan of Reorganization filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on October 23, 2006 (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International Inc. ("Foamex International") reporting an event that occurred on October 24, 2006).
2.4
Second Amended Joint Plan of Reorganization filed with the Bankruptcy Court on November 27, 2006 (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on November 27, 2006).
3.1	Certificate of Limited Partnership of Foamex L.P. (incorporated herein by reference to the Exhibit to Foamex L.P.'s Registration Statement on Form S-1, Registration No. 33-69606).
3.2.1
Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P., dated as of December 14, 1993, by and among FMXI, LLC ("FMXI") and Trace Foam Company, Inc. ("Trace Foam"), as general partners, and Foamex International as a limited partner (the "Partnership Agreement") (incorporated herein by reference to the Exhibit to Foamex L.P.'s Registration Statement on Form S-1, Registration No. 33-69606).
3.2.2
First Amendment to the Partnership Agreement, dated June 28, 1994 (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended January 1, 1995).
3.2.3
Second Amendment to the Partnership Agreement, dated June 12, 1997 (incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex International reporting an event that occurred on June 12, 1997).
3.2.4
Third Amendment to the Partnership Agreement, dated December 23, 1997 (incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex L.P., Foamex Capital Corporation ("FCC") and Foamex International reporting an event that occurred on December 23, 1997).
3.2.5
Fourth Amendment to the Partnership Agreement, dated February 27, 1998 (incorporated herein by reference to the Current Report on Form 8-K of Foamex International reporting an event that occurred on February 27, 1998).
3.2.6
Fifth Amendment to the Partnership Agreement, dated March 26, 2002 (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex L.P. and FCC for the quarterly period ended March 31, 2002).
3.2.7
Sixth Amendment to the Partnership Agreement, dated December 29, 2006 (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
3.3	Operating Agreement of FMXI (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
3.4	Amendment to Operation Agreement of FMXI (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).

3.7.1	Certificate of Incorporation of Foamex International (incorporated herein by reference to the Exhibit to Foamex L.P.'s Registration Statement on Form S-1, Registration No. 33-69606).
3.7.2
Amendment to Certificate of Incorporation of Foamex International (incorporated herein by reference to the Exhibit in the Registration Statement of Foamex International on Form S-4, Registration No. 333-30291).
3.7.3
Second Amended and Restated Certificate of Incorporation of Foamex International (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on February 9, 2007).
3.8	By-laws of Foamex International (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on February 9, 2007).
3.8.1	Amended and Restated By-laws of Foamex International (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on April 14, 2007).
3.9
Amended and Restated Certificate of Incorporation of Foamex Asia, Inc. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
3.11
Amended and Restated Certificate of Incorporation of Foamex Latin America, Inc. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
3.13
Amended and Restated Certificate of Incorporation of Foamex Mexico, Inc. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
4.9.1
Promissory Note, dated June 12, 1997, in the aggregate principal amount of $5,000,000, executed by Trace International Holdings, Inc. ("Trace Holdings") to Foamex L.P. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 1998).
4.9.2
Promissory Note, dated June 12, 1997, in the aggregate principal amount of $4,794,828, executed by Trace Holdings to Foamex L.P. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 1998).
4.18
Equity Commitment Agreement, dated as of October 13, 2006, by and among Foamex International Inc. and D. E. Shaw Laminar Portfolios, L.L.C., Goldman, Sachs & Co., Par IV Master Fund, Ltd., Sunrise Partners Limited Partnership, and Sigma Capital Associates, LLC. (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on October 13, 2006).
4.19
Registration Rights Agreement, dated as of February 12, 2007, between Foamex International and D. E. Shaw Laminar Portfolios, L.L.C., Goldman, Sachs & Co., Sigma Capital Associates, LLC, Par IV Master Fund, Ltd. and Sunrise Partners Limited Partnership (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on February 9, 2007).

4.20*
Equity Commitment Agreement dated April 1, 2008, among Foamex International, D. E. Shaw Laminar Portfolios, L.L.C., Sigma Capital Associates, LLC, CGDO, LLC (as agent on behalf of Chilton Global Distressed Opportunities Master Fund, L.P.) and Q Funding III, L.P.
4.21*	Put Option Agreement, dated April 1, 2008, between Foamex International and D. E. Shaw Laminar Portfolios, L.L.C.
4.22*	Put Option Agreement, dated April 1, 2008, between Foamex International and Sigma Capital Associates, LLC
4.23*	Put Option Agreement, dated April 1, 2008, between Foamex International, CGDO, LLC (as agent on behalf of Chilton Global Distressed Opportunities Master Fund, L.P.) and Q Funding III, L.P.
4.24†
Registration Rights Agreement among Foamex International, D. E. Shaw Laminar Portfolios, L.L.C., Sigma Capital Associates, LLC, CGDO, LLC (as agent on behalf of Chilton Global Distressed Opportunities Master Fund, L.P.) and Q Funding III, L.P.
4.25*	Equity Cure Letter, dated February 13, 2008, from D. E. Shaw Laminar Portfolios, L.L.C.
4.26*	Equity Cure Letter, dated February 13, 2008, from Goldman, Sachs & Co.
4.27*	Equity Cure Letter, dated February 13, 2008, from Sigma Capital Associates, LLC
5.1†	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
10.2
Shareholder Agreement, dated December 31, 1992, among Recticel, s.a. ("Recticel"), Recticel Holding Noord B.V., Foamex L.P., Beamech Group Limited, LME-Beamech, Inc., James Brian Blackwell, and Prefoam AG relating to a foam technology-sharing arrangement (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. and FCC for fiscal year ended January 3, 1993).
10.3
Asset Transfer Agreement, dated as of October 2, 1990, between Trace Holdings and Foamex L.P. (the "Trace Holdings Asset Transfer Agreement") (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.4
First Amendment, dated as of December 19, 1991, to the Trace Holdings Asset Transfer Agreement (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.5
Amended and Restated Guaranty, dated as of December 19, 1991, made by Trace Foam in favor of Foamex L.P. (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.6
Asset Transfer Agreement, dated as of October 2, 1990, between Recticel Foam Corporation ("RFC") and Foamex L.P. (the "RFC Asset Transfer Agreement") (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.7
First Amendment, dated as of December 19, 1991, to the RFC Asset Transfer Agreement (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).

10.10.5
The Foamex L.P. Hourly Pension Plan (formerly "The Foamex Products Inc. Hourly Employee Retirement Plan"), as amended December 31, 1995 (incorporated by reference to the Exhibit to the Form 10-Q of Foamex L.P. for the quarterly period ended September 28, 1997).
10.10.6	Foamex L.P. 401(k) Savings Plan effective October 1, 1997 (incorporated by reference to the Exhibit to the Form 10-Q of Foamex L.P. for the quarterly period ended September 28, 1997).
10.10.12
Foamex Supplemental Executive Retirement Plan, effective as of May 15, 2001 (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2001).
10.11.12
Form of Foamex International Code of Ethics for Director, Officers, Senior Management and Certain Other Employees (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. and FCC for the fiscal year ended December 28, 2003).
10.17
Salaried Incentive Plan of Foamex L.P. and Subsidiaries (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.17.2
Loan Agreement between Hua Kee Company Limited and Foamex Asia, Inc., dated as of July 8, 1997 (incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01).
10.18.1
Joint Venture Agreement between Hua Kee Company Limited and Foamex Asia, Inc., amended and restated as of December 3, 2001 (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended June 30, 2001).
10.19
The Foamex L.P. Salaried Pension Plan (formerly, "The General Felt Industries, Inc. Retirement Plan for Salaried Employees"), effective as of January 1, 1995 (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for fiscal year ended January 2, 1994).
10.22
Foamex International Amended and Restated 1993 Stock Option Plan (incorporated herein by reference to the Appendix to Foamex International's definitive amended and restated proxy statement dated July 12, 2001).
10.23	Foamex International Non-Employee Director Compensation Plan (incorporated herein by reference to the Exhibit to Foamex L.P.'s Registration Statement on Form S-1, Registration No. 33-69606).
10.24
Foamex International Equity Incentive Plan for Non-Employee Directors (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended June 30, 2001).
10.25	Foamex International Key Employee Incentive Bonus Plan (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended June 30, 2001).
10.27
Amended and Restated Consulting Agreement, dated as of February 27, 2005, by and between Foamex L.P. and Robert J. Hay (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex L.P. and FCC for the quarterly period ended April 3, 2005).

10.30	Foamex International 2002 Stock Award Plan, as Amended and Restated (incorporated herein by reference to Foamex International's definitive proxy statement dated April 26, 2004).
10.45
Revolving Credit Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International the subsidiary guarantors of borrower party thereto, the financial institutions party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.46
Revolving Credit Security Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International, and the subsidiary guarantors of borrower party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.47
First Lien Term Credit Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International, as parent guarantor, the lending institutions party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.48
First Lien Term Security Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International, and the subsidiary guarantors of borrower party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.49
Second Lien Term Credit Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International, as parent guarantor, the lending institutions party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.50
Second Lien Term Security Agreement, dated as of February 12, 2007, among Foamex L.P., as borrower, Foamex International, and the subsidiary guarantors of borrower party thereto, and the Bank of America, N.A., as Administrative Agent (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.51
Employment Agreement, dated as of February 12, 2007, between Foamex International, Foamex L.P., and Raymond E. Mabus, Jr. (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.52
Employment Agreement, dated as of February 12, 2007, between Foamex International, Foamex L.P., and Gregory J. Christian (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.53
Employment Agreement, dated as of February 12, 2007, between Foamex International, Foamex L.P., and Andrew M. Thompson (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).

10.54
Employment Agreement, dated as of February 12, 2007, between Foamex International, Foamex L.P., and Donald Phillips (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.55
Foamex International Inc. 2007 Management Incentive Plan (incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended December 31, 2006).
10.56
Separation Agreement, dated as of April 16, 2007, between Foamex International, Foamex L.P. and Raymond E. Mabus, Jr. (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended April 1, 2007).
10.57
Employment Agreement, dated as of April 16, 2007, between Foamex International, Foamex L.P. and John G. Johnson, Jr. (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended April 1, 2007).
10.58
Amended Employment Agreement, dated July 20, 2007, between Foamex International, Foamex L.P. and John G. Johnson, Jr. (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on July 20, 2007).
10.59
Supplemental Retirement Agreement, dated July 20, 2007, between Foamex International, Foamex L.P. and John G. Johnson, Jr. (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on July 20, 2007).
10.60
Employment Agreement, dated as of August 6, 2007, between Foamex International, Foamex L.P. and Robert M. Larney (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended July 1, 2007).
10.61
Employment Agreement, dated as of August 22, 2007, between Foamex International, Foamex L.P. and James B. Gamache (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended September 30, 2007).
10.62
Separation and Consulting Agreement, dated as of August 27, 2007, between Foamex International, Foamex L.P. and Gregory J. Christian (incorporated herein by reference to the Exhibit to the Form 10-Q of Foamex International for the quarterly period ended September 30, 2007).
10.63
Amended Employment Agreement, dated February 4, 2008, between Foamex International, Foamex L.P. and Andrew M. Thompson (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on February 4, 2008).
10.64
Amended Employment Agreement, dated February 1, 2008, between Foamex International, Foamex L.P. and Donald Phillips (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on February 4, 2008).
10.65
Employment Agreement, dated as of April 7, 2008, between Foamex International, Foamex L.P., and David Prilutski (incorporated herein by reference to the Exhibit to the Form 8-K of Foamex International reporting an event that occurred on April 4, 2008).
21	Subsidiaries of Foamex International (incorporated by reference to Exhibit 21 to the Form 10-K of Foamex International for the fiscal year ended December 30, 2007).
23.1*	Consent of Independent Registered Public Accounting Firm, KPMG LLP.

23.2*	Consent of Certified Public Accountant, KPMG Phoomchai Audit Ltd.
24.1*	Powers of Attorney (included on signature page of this Part II).
99.1*	Form of Rights Certificate.
99.2*	Form of Instructions for Completion of Foamex International Inc. Rights Certificate.
99.3*	Form of Nominee Holder Certification.
99.4*	Form of Beneficial Owner Election Form.
99.5*	Form of Letter to Stockholders.
99.6*	Form of Letter to Brokers, Dealers and Other Nominees.
99.7*	Form of Letter to Clients.

*
Filed herewith

†
To be filed by amendment.

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TABLE OF CONTENTS
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING
PROSPECTUS SUMMARY
Our Company
Recent Developments
Corporate Structure and Principal Executive Offices
SUMMARY OF THE RIGHTS OFFERING
RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
THE RIGHTS OFFERING
SECOND LIEN TERM LOAN OFFERING
EFFECTS OF THE TRANSACTIONS ON THE SIGNIFICANT EQUITYHOLDERS' OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CAPITAL STOCK
SHARES ELIGIBLE FOR FUTURE SALE
PLAN OF DISTRIBUTION
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX